Exhibit 99.1

Entered on Docket February 18, 2010 GLORIA L. FRANKLIN, CLERK U.S BANKRUPTCY COURT NORTHERN DISTRICT OF CALIFORNIA Signed: February 18, 2010
Ali M.M. Mojdehi, State Bar No. 123846 Janet D. Gertz, State Bar No. 231172 Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130-3051 Telephone: +1 858 523 6200

/s/ RANDALL J. NEWSOME

Counsel for Debtor	RANDALL J. NEWSOME
Asyst Technologies, Inc.,	U.S. Bankruptcy Judge
a California corporation
UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF CALIFORNIA
OAKLAND DIVISION

In re		Case No. 09-43246

ASYST TECHNOLOGIES, INC., a California corporation,		Chapter 11

ORDER FINALLY APPROVING
	Debtor.	DISCLOSURE STATEMENT AND
CONFIRMING DEBTOR’S PLAN

		Date:	February 3, 2010
		Time:	2:00 p.m.
		Dept:	220
		Judge:	Chief Judge Randall J. Newsome
     The above-captioned debtor and debtor-in-possession (the “Debtor”) filed a voluntary petition for relief (the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) on April 20, 2009 (the “Petition Date”).
     On December 28, 2009, the Debtor proposed the Plan of Liquidation of Asyst Technologies, Inc. (D.N. 520) (as amended, the “Plan”).1

1      Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan.

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RECITALS
     A. The Debtor, by and through Epiq Bankruptcy Solutions, LLC (“Epiq” or the “Voting Agent”), commenced the plan solicitation process on or about December 28, 2009 by distributing a solicitation package (the “Solicitation Package(s)”) that included the Plan and the Disclosure Statement dated December 23, 2009 (“Disclosure Statement”), notice of the Confirmation Hearing, a ballot, a postage paid return envelope and a copy of the Order dated December 19, 2009 Scheduling Combined Disclosure Statement and Confirming Hearing (D.N. 511) (the “Plan Process Order”) to all parties entitled to vote to accept or reject the Plan. The Plan Process Order (i) authorized the Debtor to solicit votes to accept or reject the Plan; (ii) set a combined hearing to approve the Disclosure Statement and confirm the Plan for February 3, 2010, at 2:00 p.m.; (iii) set January 20, 2010, at 4:00 p.m., prevailing Pacific time (the “Objection Deadline”) as the date for filing of any objections to the Disclosure Statement or the Plan (an “Objection”); and (iv) set forth certain procedures regarding balloting of votes on the Plan, and set January 20, 2010, at 4:00 p.m. (prevailing Pacific time) (the “Voting Deadline”) as the date for creditors and interest holders entitled to vote to accept or reject the Plan (collectively, the “Eligible Voters”), to submit votes to accept or reject the Plan.
     B. December 28, 2009 was the record date (“Voting Record Date”) set for determining (a) the creditors and interest holders entitled to receive the Solicitation Package pursuant to the Solicitation Procedures (as defined herein); (b) the holders of Claims and Interests entitled to vote to accept or reject the Plan; and (c) whether Claims or Interests have been properly transferred to an assignee pursuant to Bankruptcy Rule 3001(e) such that the assignee can vote as the holder of the Claim or equity Interest.

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     C. The transmission of the Solicitation Packages to holders of Claims and Interests entitled to vote to accept or reject the Plan was made pursuant to the procedures (the “Solicitation Procedures”) set forth in the Plan Process Order.
     D. On December 28, 2009, the Debtor filed the Disclosure Statement (D.I. No. 519) and the Plan (D.N. 520), which Plan and Disclosure Statement revised earlier versions of such document(s) filed on November 19, 2009. On January 22, 2010, the Debtor filed the Plan Supplement (D.N. 539) (the “Plan Supplement”). On January 29, 2010, the Debtor filed the Revised Plan Supplement (D.N. 540). On February 2, 2010, the Debtor filed the Affidavit of Service (the “Affidavit of Service”) on behalf of Epiq and executed by Karen K. Dinsmore, Esq. (D.N. 545). The Affidavit of service detailed all service matters related to solicitation of the Plan, including (i) the Affidavit of Service of the Notice of Order Scheduling Combined Disclosure Statement and Confirmation Hearing and Setting Date for Objections (Docket 521); (ii) the Affidavit of Service of: (A) the Notice of Filing of Debtor’s Disclosure Statement Dated December 23, 2009 and Plan of Liquidation Dated December 23, 2009; (B) Debtor’ Disclosure Statement Dated December 23, 2009 for Plan of Liquidation Dated December 23, 2009; (C) Debtor’s Plan of Liquidation Under Chapter 11 of the Bankruptcy Code Dated December 23, 2009; and (D) Ballot for Accepting or Rejecting Plan of Liquidation Contained in the Debtor’s Plan of Liquidation Dated December 23, 2009 (Docket 522), (iii) Affidavit of Service of Plan Supplement (D.N. 539) and (iv) Affidavit of Service of the Debtor’s Revised Plan Supplement (D.N. 544). On January 29, 2010, the Debtor filed the Declaration of Christina F. Pullo, Esq., of Epiq Bankruptcy Solutions, LLC Regarding Voting on, and Tabulation of, Ballots Accepting and Rejecting the Debtor’s Plan of Liquidation Under Chapter 11 of the Bankruptcy Code (Attached as Exhibit E to the Debtor’s Notice of Filing of (i) Revised Plan Supplement; (ii) Revised Form of Proposed Order Confirming Plan; and (iii) Affidavit re Tabulation of Ballots dated January 29, 2010, D.N. 540) (the “Voting Declaration”).

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     E. The following objections to confirmation of the Plan were received (i) Objection to Confirmation of Plan Filed by Creditor Texas Comptroller of Public Accounts (D.N. 528); Objection / Limited Objection and Reservation of Rights of the Official Committee of Unsecured Creditors (D.N. 530) (“Committee Objection”); Objection to Confirmation of Plan Filed by Interested Party Crossing Automation, Inc. (D.N. 531); Objection to Confirmation of Plan Filed by Creditor Intel Corporation (D.N. 532); Objection to Confirmation of Plan Filed by Creditor Randall D. Clegg (D.N. 536); and Objection to Confirmation of Plan Filed by Creditor Travis County (D.N. 537) (collectively, the “Plan Objections”).
     F. The Committee Objection was withdrawn on February 1, 2010 (D.N. 543).
     NOW, THEREFORE, this Court having reviewed the Disclosure Statement, the Plan (as supplemented by the Revised Plan Supplement), the Voting Declaration, the Affidavits of Service, the Plan Objections, and statements and comments regarding the confirmation of the Plan; this Court having heard statements of counsel in support of and in opposition to confirmation of the Plan at the hearing to consider confirmation of the Plan (the “Confirmation Hearing”); this Court having considered all testimony presented and evidence admitted by affidavits or otherwise at the Confirmation Hearing; this Court having taken judicial notice of the papers and pleadings on file in the Chapter 11 Case; it appearing to this Court that (a) notice of the Confirmation Hearing and the opportunity of any party-in-interest to object to confirmation of the Plan were adequate and appropriate as to all parties to be affected by the Plan and the transactions contemplated thereby, and (b) the solicitation and tabulation of votes, the publication of the Notice of Confirmation Hearing, and all other notices relating to the Plan were carried out in accordance with the Solicitation Procedures; and after due deliberation thereon and good cause appearing therefor, this Court enters this order whereby it makes and issues the following Findings of Fact and Conclusions of Law:2

[2]	This Confirmation Order constitutes the Bankruptcy Court’s findings of fact and conclusions of law under Fed.

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FINDINGS OF FACT AND CONCLUSIONS OF LAW
IT IS HEREBY FOUND AND DETERMINED THAT
          1. Recitals. The Recitals in Paragraphs A - H above are hereby incorporated into the Court’s Findings of Fact and Conclusions of Law.
          2. Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157, 1334(a), 1408 and 1409). This Court has jurisdiction over the Chapter 11 Case pursuant to 28 U.S.C. §§ 157 and 1334. Approval of the Disclosure Statement and Confirmation of the Plan are core proceedings under 28 U.S.C. § 157(b)(2), and this Court has exclusive jurisdiction to determine whether (i) the disclosure statement contains “adequate information” as required by§1126 of the Bankruptcy Code and (ii) the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue is proper before the Court pursuant to 28 U.S.C. §§ 1408 and 1409. Venue in the Northern District of California was proper as of the Petition Date and continues to be proper.
          3. Transmittal and Mailing of Materials, Notice. The Solicitation Packages were transmitted and served in compliance with the Bankruptcy Code, the Solicitation Procedures, the Plan Process Order, the Bankruptcy Rules and applicable nonbankruptcy law. Such transmittal and service and the Solicitation Procedures were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing was given in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Plan Process Order, and no other or further notice is or shall be required.
          4. Voting. The period during which the Debtor solicited acceptances to the Plan was a reasonable period of time for Eligible Voters to make an informed decision to accept or reject the Plan. Votes for acceptance and rejection of the Plan were solicited in good faith and such

R. Civ. P. 52, as made applicable by Bankruptcy Rules 7052 and 9014. Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

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solicitation complied with sections 1125 and 1126 of the Bankruptcy Code, Rules 3017 and 3018 of the Bankruptcy Rules, the Plan Process Order, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws and regulations. All procedures used to distribute solicitation materials to the Eligible Voters and to tabulate the ballots were fair and conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and all other applicable rules, laws and regulations. Class 1 is impaired, and voted to accept the Plan in the requisite majorities required under section 1126(c) of the Bankruptcy Code. Holders of Claims or Interests in Classes 2, 3, and 4 are conclusively deemed to have rejected the respective Plans pursuant to section 1126(g) of the Bankruptcy Code (collectively, the “Deemed Rejected Classes”).
          5. Plan Objections. In response to the Plan Objections by Crossing Automation, Inc. (“Crossing”) and Intel Corporation (“Intel” and, together with Crossing, “Crossing/Intel”), on the one hand, the Debtor and Key Bank, as agent for the pre-petition lenders (“Debtor/Key Bank”), on the other hand, agreed on the record that $254,175.06 shall be paid forthwith by the Debtor to Crossing. Upon such payment, Crossing/Intel on the one hand, and Debtor/Key Bank, on the other, shall generally and mutually release each other from any and all claims whatsoever, known or unknown, arising in or any way related to the Asyst bankruptcy case and the parties expressly waive the protection of Cal. Civ. Code 1542 , which is incorporated herein. Crossing and Intel are not releasing any claims which may exist between each other, KeyBank is not releasing any claims against Crossing or Intel unrelated to the Debtor, Crossing and Intel are not releasing any claims against Key Bank unrelated to the Debtor, and the Debtor is not releasing any claims of the Debtor against Mr. Clegg.
          In response to the Plan Objection by Randall D. Clegg (“Clegg”), the Liquidating Trust shall establish an escrow account to hold $38,646.35. Funds in this account shall be held by

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Liquidation Trust, until the estate’s disputes with Clegg are resolved, by settlement or further order of this court as to the appropriate payment, if any.
          The Plan Objections, and each of them, to the extent neither withdrawn nor resolved by the preceding paragraph, are overruled.
          6. Proper Classification and Treatment of Claims and Interests (11 U.S.C. §§ 1122 and 1123(a). The classification and treatment of Claims and Interests satisfies §1122 and subsections (a)(1) through (a)(4) of §1123 of the Bankruptcy Code.
          7. Contents of Plan (11 U.S.C. § 1123(a)(5) through(7). The provisions of the Plan satisfy §§ 1123(a)(5) through (a)(7), to the extent applicable.
          8. Bankruptcy Rule 3017. The Debtor has transmitted the Plan, the Disclosure Statement approved by this Court, notice of the time within which acceptances and rejections of the Plan may be filed, and any other information required by the Court in accordance with Bankruptcy Rule 3017(d).
          9. Bankruptcy Rule 3018. The solicitation of votes to accept or reject the Plan from Holders of impaired Claims as of the Voting Record Date satisfies Bankruptcy Rule 3018(a).
          10. Satisfaction of Confirmation Requirements. The Plan satisfies all the requirements for confirmation set forth in section 1129(a) of the Bankruptcy Code, except for section 1129(a)(8).
          11. Directors, Officers and Insiders. The Plan and Liquidation Trust Agreement provide that the Liquidation Trust shall have both a Liquidation Trustee and a Steering Committee. The name and affiliations of the Liquidation Trustee was disclosed in the Liquidation Trust Agreement (filed as Exhibit A to proposed Plan filed with the Revised Plan Supplement), and, on February 2, 2010, the names and affiliations of each proposed member of the Steering Committee

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were disclosed to this Court in the Notice of Filing of List of Members of the Steering Committee Pursuant to the Plan of Liquidation (D.N. 548).
          12. Acceptance or Rejection by Certain Classes (11 U.S.C. § 1129(a)(8)). The Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code because the Plan was deemed rejected by the Deemed Rejected Classes. Notwithstanding the lack of compliance with section 1129(a)(8) of the Bankruptcy Code , the Plan is confirmable because, as described below, the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to the Deemed Rejected Classes. As set forth in the Voting Declarations, the Impaired Class entitled to vote voted as follows:

	Votes to Accept the Plan				Votes to Reject the Plan
	Number		Amount		Number		Amount
Class 1	4	100%	$78,920,289.03	100%	0	0%	$0	0%
          13. Principal Purpose (11 U.S.C. § 1129(d)). The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of section 5 of the Securities Act, and no governmental unit has objected to the confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.
          14. Modifications to Plan. The modifications set forth in the Revised Plan Supplement and this Confirmation Order with respect to the Plan do not materially or adversely affect or change the treatment of any Claim or Interest. Accordingly, pursuant to Rule 3019 of the Bankruptcy Rules, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of acceptances or rejections under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan as filed with the Court. Pursuant to Bankruptcy Rule 3019, such modifications shall be deemed accepted by all holders of Claims and Interests who have previously accepted this Plan.

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          15. Good Faith Solicitation (11 U.S.C. § 1125(e)). Based upon the record before the Court, the Debtor and its agent and counsel have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.
          16. Confirmation of Plan Over Non-acceptance of Impaired Classes (11 U.S.C. § 1129(b)). Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding the fact that not all Impaired Classes have voted to accept the Plan. Class 1 has voted to accept the Plan. With respect to the Deemed Rejected Classes, no Holders of Claims or Interests subordinate to the Holders of the Claims or Interests in the Deemed Rejected Classes will receive or retain any property under the Plan. Accordingly, the requirements of sections 1129(b)(2)(B)(ii) and 1129(b)(2)(C)(ii) are satisfied with respect to the Deemed Rejected Classes, and the Plan is fair and equitable with respect to such Classes, and the Plan does not unfairly discriminate against such Classes. Accordingly, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code and shall be confirmed notwithstanding the requirements of section 1129(a)(8) of the Bankruptcy Code.
          17. Allowed Claims. Each of the Lender Secured Claims are all allowed Claims as provided in the Plan.
DECREES
NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT,
          18. Disclosure Statement. It having been determined after notice and a hearing that the Disclosure Statement (D.N. 519), complies with section 1125 of the Bankruptcy Code and is hereby finally approved as containing adequate information, as defined by section 1125(a) of the Bankruptcy Code.

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          19. Solicitation Procedures. The Solicitation Procedures set forth in the Voting Declaration, including the Ballots and all related Notices, are hereby approved.
          20. Confirmation. The Plan as modified by the modifications set forth in the Revised Plan Supplement and in this Confirmation Order is confirmed under section 1129 of the Bankruptcy Code. Any objections to the confirmation of the Plan have been withdrawn or are hereby overruled in their entirety. [ANY ADDITIONAL PROVISIONS AS MAY BE DETERMINED BY THE COURT IN CONNECTION WITH DISPOSITION OF PLAN OBJECTIONS].
          21. Notice of Entry of Confirmation Order. On or before the tenth (10th) day following the date of entry of this Confirmation Order, the Debtor shall serve notice of entry of this Confirmation Order pursuant to Rules 2002(f)(7), 2002(k) and 3020(c) of the Bankruptcy Rules on all creditors, counsel to the Agent for the Lenders, counsel to the Committee, the United States Trustee for the Northern District of California and all entities known by the Debtor to have filed a notice of appearance or a request for receipt of chapter 11 notices and pleadings filed in the Chapter 11 Case as of the date hereof, by causing a notice of entry of this Confirmation Order to be delivered to such parties by first class mail, postage prepaid.
          22. Effectiveness of Order. Notwithstanding Bankruptcy Rules 3020(e), 6004(g) and 6006(d), or any other provision of the Bankruptcy Code or the Bankruptcy Rules, this Confirmation Order shall be effective immediately upon its entry.
          23. Substantial Consummation. Substantial consummation of the Plan shall be deemed to occur on the Distribution Date.
          24. The Record. The record of the Confirmation Hearing is closed. The findings of fact and conclusions of law of this Court set forth herein and at the Confirmation Hearing shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, as made

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applicable herein by Bankruptcy Rule 9014, and the findings of fact and conclusions of law of the Court at the Confirmation Hearing are incorporated herein by reference.
END OF ORDER

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COURT SERVICE LIST
2929 Partners, Ltd.
c/o Cowles Thompson
Attn: Bill Siegel
Bank of America Bldg.
901 Main Street, Suite 3900
Dallas, TX 75202
Email: bsiegel@cowlesthompson.com
Andrew Allison
c/o Coughlin Stoia Geller Rudman & Robbins LLP
Darren J. Robbins, Esq.
Travis E. Downs III, Esq.
Kathleen A. Herkenhoff, Esq.
Benny C. Goodman III, Esq.
655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Phone: (619) 231-1058
Fax: 619/231-7423 (fax)
Email: travisd@csgrr.com
Email: kathyh@csgrr.com
Email: bennyg@csgrr.com
Arent Fox LLP
Attn: Mette H. Kurth, Esq.
Attn: Michael S. Cryan, Esq.
555 West Fifth Street, 48th Floor
Los Angeles, CA 90013-1065
Phone: 213-629-7400
Fax: 213-629-7401
Email: kurth.mette@arentfox.com
Email: cryan.michael@arentfox.com
Arent Fox LLP
Attn: Andrew I. Silfen, Esq.
Attn: Schuyler G. Carroll, Esq.
1675 Broadway
New York, NY 10019
Phone 212-484-3900
Fax: 212-484-3990
Email: Silfen.andrew@arentfox.com
Email: carroll.schuyler@arentfox.com
Arent Fox LLP
Jeffrey N. Rothleder
1050 Connecticut Avenue, NW
Washington, DC 20036
Telephone: (202) 857-6000
Facsimile: (202) 857-6395
Email: rothleder.jeffrey@arentfox.com

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ASML US, Inc.
c/o Quarles & Brady LLP
Robert P. Harris, Esq.
Jason D. Curry, Esq.
One Renaissance Square
Two North Central Avenue
Phoenix, Arizona 85004-2391
Telephone: (602) 229-5200
Fax: (602) 229-5690
Email: robert.harris@quarles.com
Email: jason.curry@quarles.com
Asyst Technologies, Inc.
Attn: Paula C. LuPriore
5201 Great America Parkway, Suite 320
Santa Clara, CA 95054
Email: pluPriore@Asyst.com
Email: atachibana@Asyst.com
Baker & McKenzie LLP
Attn: Ali M.M. Mojdehi
Attn: Janet Gertz
12544 High Bluff Drive, Third Floor
San Diego, CA 92130-3051
Email: ali.m.m.mojdehi@bakernet.com
Email: Janet.D.Gertz@bakernet.com
Citibank, N.A.
Attn: Dina Garthwaite
388 Greenwich Street, 7th Floor
New York, NY 10013
Email: dina.garthwaite@citi.com
Citibank, N.A.
Attn: Ralph Palma
388 Greenwich Street, 7th Floor
New York, NY 10013
Email: ralph.palma@citi.com
The Comptroller of Public Accounts of the State of Texas
c/o Jay W. Hurst
Assistant Attorney General
Bankruptcy & Collections Division
Post Office Box 12548
Austin, TX 78711-2548
Telephone: (512) 475-4861
Fax: (512) 482-8341

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Crossing Automation, Inc.
c/o Orrick, Herrington & Sutcliffe LLP
Attn: Frederick D. Holden, Jr.
The Orrick Building
405 Howard Street
San Francisco, California 94105-2669
Telephone: (415) 773-5700
Facsimile: (415) 773-5759
Email: fholden@orrick.com
Epiq Bankruptcy Solutions, LLC
Attn: Asyst Technologies
757 Third Avenue, 3rd Floor
New York, NY 10017
Flextronics Mfg Sg Pte Ltd
c/o Bialson, Bergen & Schwab
Attn: Patrick M. Costello, Esq.
2600 E1 Camino Real, Suite 300
Palo Alto, CA 94306
Email: pcostello@bbslaw.com
Fax: (650) 494-2738
Hewlett-Packard Company
Attn: Ms. Ramona Neal
Corporate Counsel
11311 Chinden Boulevard
Mailstop 314
Boise, ID 83714-0021
Phone: (208) 396-6484
Fax: (208) 396-3958
Email: Ramona.neal@hp.com
Email: kathy.escue@hp.com
Hewlett-Packard Company
Attn: Mr. Ken Higman
Senior Default & Recovery Analyst
2125 E. Katella Ave.
Suite 400
Anaheim, CA 92806
Phone: (714) 940-7120
Email: ken.higman@hp.com
Hewlett-Packard Company
Attn: Ms. Esme Vargas
Default Analyst
11445 Compaq Center Dr.
MS: 060400
Houston, TX 77070
Email: esmere.vargas@hp.com

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Hrxcel, LLC
c/o Owens, Clary & Aiken, L.L.P.
Attn: Leighton Aiken
Attn: William L. Foreman
700 North Pearl Street, Suite 1600
Dallas, Texas 75201
(214) 698-2100 (telephone)
(214) 698-2121 (facsimile).
Email: laiken@oca-law.com
Email: wforeman@oca-law.com
Jenoptik AG
c/o Howrey LLP
Attn: Daniel Shvodian
1950 University Avenue, 4th Floor
East Palo Alto, CA 94303
Phone: (650) 698-3500
Fax: (650) 698-3600
Email: ShvodianD@howrey.com
KeyBank National Association
c/o Kaye Scholer LLP
Attn: Sheldon Solow / Harold D. Israel
3 First National Plaza
70 West Madison Street, Suite 4100
Chicago, IL 60602-4231
Email: ssolow@kayescholer.com
Email: hisrael@kayescholer.com
KeyBank National Association
c/o Kaye Scholer LLP
Attn: Victoria A. Gilbert, Esq.
Attn: Ashleigh Danker, Esq.
1999 Avenue of the Stars, Suite 1700
Los Angeles, CA 90067
Phone: (310) 788-1000
Facsimile: (310) 788-1200
Email: vgilbert@kayescholer.com
Email: adanker@kayescholer.com
Lam Research Corporation
c/o Jennifer J. Hagan, Esq.
The Hagan Law Firm, Inc.
350 Cambridge Avenue, Suite 150
Palo Alto, California 94306
Phone: (650) 322-8498
Fax: (650) 322-8499
Email: jhagan@haganlaw.com
Lam Research Corporation
Attn: General Counsel
4650 Cushing Parkway
Fremont, California 94538

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Legacy Partners Commercial Inc.
c/o St. James Law, P.C.
Attn: Michael St. James, Esq.
155 Montgomery Street, Suite 1004
San Francisco, California 94104
(415) 391-7566 Telephone
(415) 391-7568 Facsimile
ecf@stjames-law.com
Linebarger Goggan Blair & Sampson, LLP
The Terrace II, 2700 Via Fortuna Drive, Suite 400
P.O. Box 1728
Austin, TX 78760-7428
Counsel for Nueces County; McLennan County;
Round Rock ISD; San Marcos CISD; City of San Marcos
Phone: (512) 447-6675
Fax: (512) 443-5114
Linebarger Goggan Blair & Sampson, LLP
2323 Bryan Street, Suite 1600
Dallas, TX 75201
Counsel for the City of Richardson
Phone: (214) 880-0089
Fax: (269) 221-5002
Email: dallas.bankruptcy@publicans.com
Office of the U.S. Trustee, Region 17, Oakland Division
Attn: Barbara A. Matthews
Attn: Lynette C. Kelly
1301 Clay Street, Suite 690N
Oakland, CA 94604
Email: barbara.a.matthews@usdoj.gov
Email: lynette.c.kelly@usdoj.gov
Oracle USA, Inc.
c/o Buchalter Nemer, A Professional Corporation
Attn: Shawn Christianson
333 Market Street, 25th Floor
San Francisco, California 94105-2126
Telephone: (415) 227-0900
Facsimile: (415) 227-0770
Email: schristianson@buchalter.com
The Peer Group/Peer Intellectual Property, Inc.
Attn: Robert L. Eisenbach III
Cooley Godward Kronish LLP
101 California Street, 5th Floor
San Francisco, CA 94111-5800
Fax: (415) 693-2222
Email: reisenbach@cooley.com

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Perkins Coie LLP
Attn: Alan D. Smith
1201 Third Avenue, 48th Floor
Seattle, WA 98101-3099
Email: ADSmith@perkinscoie.com
Email: docketsea@perkinscoie.com
RBS Citizens Bank
Attn: Green Dim
1701 JFK Blvd., 22nd Floor
Philadelphia, PA 19103
Email: green.dim@citizensbank.com
Securities & Exchange Commission
Los Angeles Regional Office
Attn: Sandra Lavigna
5670 Wilshire Boulevard
11th Floor
Los Angeles, CA 90036
Email: lavignas@sec.gov
Silicon Valley Bank
Attn: Marla Johnson
38 Technology Drive Ste 150
Irvine, CA 92618
Email: mjohnson@svb.com
Silicon Valley Bank
Attn: Tom Smith
2400 Hanover Street
Palo Alto, CA 94304
Email: tsmith@svb.com
Silicon Valley Bank
Attn: Nick Tsiagkas
2400 Hanover Street
Palo Alto, CA 94304
Email: ntsiagkas@svb.com
Unisys Corporation
Janet Fitzpatrick
Legal Assistant
Unisys Way
P.O. Box 500, M/S A20
Blue Bell, PA 19424
Fax: (215) 986-5721
Wilson Sonsini Goodrich & Rosati PC
Attn: Brian Danitz, Esq.
650 Page Mill Road
Palo Alto, CA 94304-1050

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 COURT SERVICE LIST

6

EXHIBIT A

Ali M.M. Mojdehi, State Bar No.123846
Janet D. Gertz, State Bar No. 231172
Baker & McKenzie LLP
12544 High Bluff Drive, Third Floor
San Diego, CA 92130-3051
Telephone: +1 858 523 6200
Counsel for Debtor
Asyst Technologies, Inc.,
a California corporation
UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF CALIFORNIA

OAKLAND DIVISION

In re	Case No. 09-43246

ASYST TECHNOLOGIES, INC. , a California corporation,	Chapter 11
DEBTOR’S PLAN OF LIQUIDATION
Debtor.	UNDER CHAPTER 11 OF THE
BANKRUPTCY CODE DATED
DECEMBER 23, 2009

Date: February 3, 2010
Time: 2:00 p.m.
Dept: 220
Judge: Hon. Randall J. Newsome
INTRODUCTION
     Asyst Technologies, Inc. (the “Debtor”), proposes the following plan of liquidation for the resolution of the outstanding claims and interests in the Debtor (the “Plan”).
     Reference is made to the Disclosure Statement for Plan of Liquidation, dated December 23, 2009 (the “Disclosure Statement”), for a discussion of the Debtor’s history, business, capital structure, historical financial information, and for a summary and analysis of the Plan.
     The Plan contemplates the creation of a Liquidation Trust, for the benefit of all creditors of the Estate holding allowed Claims, as the means of execution and implementation of the Plan. See

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Article 5 (Implementation).
     All creditors entitled to vote on the Plan should review the Disclosure Statement before voting to accept or reject the Plan. Documents referenced in the Plan and/or the Disclosure Statement are also available for review at :
Asyst Technologies, Inc.
c/o Epiq Bankruptcy Solutions, LLC
757 Third Avenue, 3rd Floor
New York, NY 10017
Telephone: 1-800-411-3486
     If you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure (the “Bankruptcy Rules”) 3017(d), an additional copy of the Plan, the Disclosure Statement, or any appendices or exhibits to such documents, please contact the Balloting Agent at the address or telephone number set forth above. Copies of the Plan and Disclosure Statement (including all exhibits, schedules and appendices) and all pleadings and orders of the Court (i) are available for no charge on the Balloting Agent’s Website at: http://www.chap11epiqsystems.com/asyst and (ii) are publicly available at the Court’s general Website at: (http://www.canb.uscourts.gov.).
ARTICLE 1 — DEFINITIONS
     The capitalized terms set forth below shall have the following meanings:
     1.1 Administrative Claim means an unsecured Claim, other than a Fee Claim, for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor; and (b) all fees and charges assessed against the Estates pursuant to section 1930 of title 28 of the United States Code.
     1.2 Available Cash means as determined from time to time by the Liquidation Trustee, all unrestricted Cash of the Estate or Liquidation Trust on or after the Effective Date, after deduction of, without duplication: (a) amounts to be distributed to holders of Fee Claims; (b) actual post-Petition Date expenses and liabilities of the Estates that have not been paid, including expenses which accrued prior to the Effective Date; (c) amounts held in the Wind-down Reserve; and (d) Cash to be distributed to or reserved for holders of Administrative Claims, Fee Claims, and Lender Secured Claims.

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     1.3 Ballot means the ballot distributed to each eligible claimant by the Balloting Agent, on which ballot such claimant may, inter alia, vote for or against the Plan.
     1.4 Ballot Deadline means the date and time set by the Court by which the Balloting Agent must receive all Ballots.
     1.5 Balloting Agent means the entity designated by the Court to distribute, collect and tally Ballots from claimants. Initially, the Balloting Agent is Epiq Bankruptcy Solutions LLC.
     1.6 Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended.
     1.7 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Court now in effect or hereafter amended.
     1.8 Bar Date means (i) for any Claim that is not a Fee Claim or Administrative Claim, August 17, 2009; and (ii) for any Fee Claim or Administrative Claim, 45 days after the Effective Date.
     1.9 Budget means the budget, as may be amended from time to time, approved by the Court pursuant to the Final Order Pursuant to 11 U.S.C. 105, 361, 362, 363, 503 and 507, and Bankruptcy Rule 4001; (I) Authorizing Debtor to Use Cash Collateral; (II) Granting Replacement Liens; (III) Granting Adequate Protection; and (IV) Modifying Automatic Stay entered in the Chapter 11 Case May 21, 2009.
     1.10 Business Day means any day except a Saturday, Sunday, or “legal holiday” as such term is defined in Bankruptcy Rule 9006(a).
     1.11 Cash means cash and cash equivalents, including, but not limited to, bank deposits, checks, and other similar items.
     1.12 Cash Collateral Order means the Final Order Pursuant to 11 U.S.C. 105, 361, 362, 363, 503 and 507, and Bankruptcy Rule 4001; (i) Authorizing Debtor to Use Cash Collateral; (ii) Granting Replacement Liens; (iii) Granting Adequate Protection; and (iv) Modifying Automatic Stay entered in the Bankruptcy Case on May 21, 2009 (Docket 140).
     1.13 Chapter 11 Case means the chapter 11 case of Asyst Technology, Inc., Case No. 09-43246, pending before the Court.
     1.14 Claim means a claim against the Debtor, whether or not asserted, known or unknown, as such term is defined in section 101(5) of the Bankruptcy Code.
     1.15 Class means a group of Claims or Interests described in Article 3 of the Plan.
     1.16 Committee means the Official Committee of Unsecured Creditors in the Chapter 11 Case, as appointed by the United States Trustee and amended from time to time.
     1.17 Confirmation Date means the date the Court enters the Confirmation Order on its docket.
     1.18 Confirmation Hearing means the hearing by the Court to consider confirmation of the Plan.
     1.19 Confirmation Order means the order of the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     1.20 Court means the United States Bankruptcy Court for the Northern District of California, or any other court exercising competent jurisdiction over the Chapter 11 Case or any proceeding therein.
     1.21 D&O Policy means that certain Policy No. ELU112969-09 issued by XL Specialty Insurance Company dated August 7, 2009, including all endorsements to same, and as may be amended from time to time ..
     1.22 Debtor has the meaning ascribed to such term on the first page of this Plan.
     1.23 Deficiency Claim means that portion of a Claim that is subject to a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Debtor in and to property of the Estate, to the extent such Claim exceeds the value of the holder’s interest in such property as of the Confirmation Date.
     1.24 Disclosure Statement means the Disclosure Statement that relates to this Plan and is approved by the Court pursuant to section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented (and all exhibits and schedules annexed thereto or referred to therein).
     1.25 Disclosure Statement Order means the order of the Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.
     1.26 Distribution means the distribution in accordance with this Plan of Cash or other property, as the case may be, or the Cash or other property so distributed.
     1.27 Distribution Address means the address set forth in the relevant proof of claim. If no proof of claim is filed in respect to a particular Claim, such defined term means the address set forth in the Debtor’s Schedules of Assets and Liabilities.
     1.28 Distribution Date means (a) with respect to Administrative Claims, and Lender Secured Claims, the date that is the later of: (i) the Effective Date (or as soon thereafter as reasonably practicable); and (ii) the date (or as soon thereafter as reasonably practicable) such Claims become allowed Claims or otherwise become payable under the Plan, (b) with respect to Fee Claims, the date (or as soon thereafter as reasonably practicable) that such Claims are allowed by Final Order of the Court, and (c) with respect to Priority Claims and General Unsecured Claims (subject to the priority scheme set forth in the Plan), such date established by the Court or designated by the Liquidation Trustee in his/her reasonable discretion.
     1.29 Distribution Fund means the fund which shall be established on the Effective Date by the Liquidation Trustee to (i) receive the Cash proceeds of recoveries, if any on the Lenders’ collateral that are received subsequent to the initial Distribution Date, and make payment from such Cash proceeds to holders of Class 1 Lender Secured Claims, and, (ii) receive the Cash proceeds from the liquidation of property, if any, that is not the Lenders’ collateral , and to pay from the Cash proceeds of such property to holders of Class 2 Priority Claims and Class 3 General Unsecured Claims pursuant to the provisions of the Plan.
     1.30 Distribution Record Date means, initially, the Confirmation Date, and with respect to each Distribution Date after the first Distribution Date, a prior Business Day chosen by the Liquidation Trustee.
     1.31 Effective Date means : (a) if no stay of the Confirmation Order is in effect, the first Business Day after the date each of the conditions set forth in Section 9.1 of the Plan has been satisfied or waived as set forth in Section 9.2 of the Plan, or such later date as may reasonably be

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

determined by the Debtor and noted in a Notice of Effective Date filed with the Court; or (b) if a stay of the Confirmation Order is in effect, on the first Business Day (or such later date as may reasonably be determined by the Debtor after the later of: (i) the date such stay is vacated or any appeal, rehearing, remand or petition for certiorari is resolved in a manner that does not reverse or materially modify the Confirmation Order; and (ii) the date each condition set forth in Section 9.1 of the Plan has been satisfied or waived as set forth in Section 9.2 of the Plan.
     1.32 Estate means the relevant estate created in the Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.
     1.33 Fee Claim means an allowed Claim for compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code in connection with the Chapter 11 Case, provided however that the aggregate amount of a professional’s Claim may not exceed the maximum amount set forth in the Budget for the fees and expenses of the relevant professional; provided further that if the amount of a professional’s Claim exceeds the amount set forth in the Budget for the fees and expenses of that professional, such excess amount may only be paid from the proceeds, if any, of Non-Lender Collateral.
     1.34 Fee Order means the Court’s Order Establishing Procedures for Interim
Compensation and Reimbursement of Expenses of Professionals entered June 9, 2009, as such Order may be subsequently amended and/or superseded.
     1.35 Final Order means an order or judgment of the Court, as entered on the docket of the Court, that has not been reversed, stayed, modified , or amended, and as to which: (a) the time to appeal, seek review or rehearing or petition for certiorari has expired .
     1.36 General Unsecured Claim means any Claim that is not: (a) an Administrative Claim, (b) a Fee Claim, (c) a Lender Secured Claim, (d) a Priority Claim; or (e) a Claim included within any other Class of Claims or Interests other than Class 3.
     1.37 Interest means an equity security, within the meaning of section 101(16) of the Bankruptcy Code, in the Debtor, including, but not limited to, the shares of stock of the Debtor.
     1.38 KeyBank means KeyBank National Association.
     1.39 Key Bank Credit Facility means (a) that certain senior secured Credit Agreement, dated as of July 27, 2007 (as the same has been amended, modified and supplemented, among the Debtor and its direct and indirect subsidiaries, Asyst Japan Holdings and Asyst Technologies Japan, as borrowers and the Lenders; and (b) each of the other Loan Documents (as defined in such Credit Agreement).
     1.40 Lender means , any of: (i) KeyBank, as administrative agent, lead manager, and lender pursuant to the Key Bank Credit Facility; and (ii) the lenders from time to time party thereto.
     1.41 Lender Secured Claim means any Secured Claim held by any Lender, each of which are allowed Secured Claims pursuant to section 502(a) of the Bankruptcy Code and by confirmation of this Plan.
     1.42 Litigation Causes of Action means any claim, right or cause of action of the Debtor including, but not limited to, a claim, right or cause of action accruing or incorporated under chapter 5 of the Bankruptcy Code which may be asserted by or on behalf of the Debtor, whether known or unknown, in law, equity or otherwise, including (a) a claim, right or cause of action accruing under section 547 of the Bankruptcy Code, or under section 550 of the Bankruptcy Code to recover a transfer avoided under section 547 of the Bankruptcy Code, and which may be asserted by or on behalf of the Debtor, (b) any claims the Debtor may have against current or former officers, directors

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

or insiders of the Debtor, other than claims released hereby; (c) any fraudulent conveyance or fraudulent transfer claims the Debtor may have, pursuant to sections 544, 548 and/or 550 of the Bankruptcy Code or applicable non-bankruptcy law, including any such claims against affiliates of the Debtor; and (d) all Non-Debtor Intercompany Claims.
     1.43 Liquidation Trust means the trust created pursuant to Section 5.3 of the Plan.
     1.44 Liquidation Trust Agreement means the Liquidation Trust Agreement to be dated as of the Effective Date establishing the terms and conditions of the Liquidation Trust in form and substance substantially identical in all material respects to the proposed Liquidation Trust Agreement that is annexed hereto as Exhibit “A”.
     1.45 Liquidation Trustee means the trustee of the Liquidation Trust, as designated in Section 5.5 of this Plan and the Liquidation Trust Agreement.
     1.46 Net Proceeds means the Cash consideration received from the sale or transfer of property of the Estate or the conversion of such property to Cash in some other manner as contemplated in this Plan (including, without limitation, any recoveries from the Litigation Causes of Action), whether occurring prior to or after the Effective Date, less the reasonable, necessary and customary expenses attributable to such sale, transfer, collection or conversion, including costs of curing defaults under executory contracts or unexpired leases that are assigned, paying personal property or other taxes accruing in connection with such sale, transfer or conversion of such property, brokerage fees and commissions, collection costs, reasonable attorneys’ fees and expenses and any applicable taxes or other claims of any governmental authority in connection with such property and any escrows or accounts established to hold funds for purchase price adjustments, indemnification claims, or other purposes in connection with such sale, transfer or collection.
     1.47 Non-Debtor Intercompany Claims means all of the Debtor’s claims against interests in, and/or rights to payment from their non-debtor affiliates, and subsidiaries (and each of their successors).
     1.48 Non-Lender Collateral means any assets (including the proceeds thereof) that do not secure a Lender Secured Claim, including Litigation Causes of Action (i) arising under chapter 5 of the Bankruptcy Code or (ii) asserted against former officers, directors or insiders of the Debtor.
     1.49 Person means any individual, corporation, partnership, association, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, the Committee, Interest holders, holders of Claims, current or former employees of the Debtor, or any other entity.
     1.50 Petition Date means April 21, 2009.
     1.51 Plan means this Plan of Liquidation Under Chapter 11 of the Bankruptcy Code, dated as of the date set forth on the first page hereof, for the Debtor, together with any amendments or modifications hereto as may be filed hereafter in accordance with the terms of the Plan, the Bankruptcy Code and other applicable law.
     1.52 Priority Claim means any Priority Non-Tax Claim or any Priority Tax Claim.
     1.53 Priority Non-Tax Claim means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; (b) a Priority Tax Claim; or (c) a Fee Claim.
     1.54 Priority Tax Claim means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     1.55 Ratable, Ratably or Ratable Share means a number (expressed as a percentage) equal to the proportion that an allowed Claim in a particular Class bears to the aggregate amount of: (a) allowed Claims plus (b) disputed Claims (in their aggregate amount) in such Class as of any date of determination.
     1.56 Released Party means such persons having rendered service in connection with this Bankruptcy Case to protect the Debtor and/or the administration of the Estate, including, the Debtor, the Committee, the Steering Committee, and each of the Committee’s and the Steering Committee’s former and current members thereof (in their capacity as such and specifically excluding any member of the Committee as a vendor of, or in a similar relationship to, the Debtor), the Liquidation Trustee, and any current or former agent, representative, employee benefit plan fiduciary, employee benefit plan administrator, officer, director, employee, attorney, accountant, financial advisor or other professional of the Debtor, the Liquidating Trustee, the Committee, or Steering Committee, but only if such party listed in this paragraph served in such capacity on or after April 22, 2009.
     1.57 Schedules of Assets and Liabilities means Debtor’s schedules of assets and liabilities filed with the Court pursuant to sections 521(1) and 1106(a)(2) of the Bankruptcy Code, as the same may be amended thereafter.
        .
     1.58 Secured Claim means, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Debtor in and to property of the Estate, to the extent of the value of the holder’s interest in such property as of the relevant determination date. Such defined term shall not include for voting or Distribution purposes any Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under section 365 of the Bankruptcy Code.
     1.59 Unclaimed Property means any Cash or other distributable property unclaimed after 90 days following a Distribution Date as provided in Section 6.4 of the Plan and any property that becomes “Unclaimed Property” pursuant to Section 6.5 of the Plan. Unclaimed Property shall include: (a) checks (and the funds represented thereby) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) not mailed or delivered because no Distribution Address to mail or deliver such property was available, notwithstanding efforts by the Debtor or the Liquidation Trustee to locate such address which were reasonable under the circumstances.
     1.60 United States Trustee means the Office of the United States Trustee for the Northern District of California.
     1.61 Wind-down Budget means a budget to be prepared by the Debtor, estimating the funds necessary to administer the Plan and wind up the Debtor’s affairs, including, but not limited to, the costs of holding and liquidating Estate property, objecting to Claims, making the Distributions required by the Plan, prosecuting Litigation Causes of Action in accordance with the Plan, paying taxes, filing tax returns, paying professionals’ fees, providing for the purchase of errors and omissions insurance, and/or other forms of indemnification for the Liquidation Trustee, and other necessary and usual business expenses.
     1.62 Wind-down Reserve means the reserve to be established on the Effective Date by the Liquidation Trustee in accordance with the terms of the Wind-down Budget to fund the winding up of the affairs of the Debtor and administering the Plan and Liquidation Trust. After the Effective Date, the Wind-down Reserve shall be supplemented to the extent considered necessary or desirable by the Liquidation Trustee with proceeds of any collection, sale, liquidation, or other disposition of any non-Cash property of the Debtor or the Liquidation Trust existing on or created after the Effective Date, including, without limitation, Litigation Causes of Action.

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

ARTICLE 2 TREATMENT OF ADMINISTRATIVE CLAIMS AND FEE CLAIMS
     Administrative Claims and Fee Claims have not been classified and are excluded from the Classes set forth in Article 3 in accordance with section 1123(a)(l) of the Bankruptcy Code.
     2.1 Administrative Claims and Fee Claims
Unless otherwise provided for herein, each holder of an allowed Administrative Claim or allowed Fee Claim shall be paid 100% of the unpaid allowed amount of such Administrative Claim or Fee Claim in Cash on or as soon as reasonably practicable after the Distribution Date. Notwithstanding the immediately preceding sentence: (i) any Administrative Claims for goods sold or services rendered representing liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case involving trade, service or vendor Claims, subject to compliance with any applicable Bar Date, shall be paid by the Debtor or Liquidation Trustee in the ordinary course in accordance with the terms and conditions of any agreements relating thereto; and (ii) Administrative Claims of the United States Trustee for fees pursuant to 28 U.S.C. § 1930(a)(6) shall be paid in accordance with the applicable schedule for payment of such fees. Notwithstanding the foregoing, the holder of an allowed Administrative Claim may receive such other, less favorable treatment as may be agreed upon by such holder and the Debtor or Liquidation Trustee, as applicable. Allowed Administrative Claims shall not, for any purpose under the Plan, include interest on such Administrative Claim on or after the Petition Date.
     2.2 Bar Date for Administrative Claims and Fee Claims
     Notwithstanding anything to the contrary in Section 2.1 or otherwise, Proofs of claim or applications for payment of Administrative Claims and Fee Claims arising before the Effective Date must be filed with the Court, with copies to the parties listed in Section 11.3 within 45 days after the Effective Date. Any Person that fails to file such a proof of claim or application with the Court within that time shall be forever barred from asserting such an Administrative Claim or Fee Claim against the Debtor, the Estate, or its property, or commencing or continuing any action, employment of process, or act to collect, offset, or recover any such Administrative Claim or Fee Claim.

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

ARTICLE 3 — CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
A. Classification of Claims and Interests
     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Fee Claims, as described in Article 2, have not been classified and thus are excluded from the Classes that follow. The following table designates the Classes of Claims and specifies which of those Classes are (i) impaired or unimpaired by the Plan, and (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or deemed to reject the Plan.

	Class	Status	Voting Rights
Class 1	Lender Secured Claims	Impaired	Yes
Class 2	Priority Claims	Impaired	No (deemed to reject)
Class 3	General Unsecured Claims	Impaired	No (deemed to reject)
Class 4	Interests	Impaired	No (deemed to reject)
     Generally, a Claim is classified in a particular Class for voting and distribution purposes only to the extent the Claim has not been paid, released or otherwise satisfied and qualified within the description of that Class, and is classified in another class or Classes to the extent any remainder of the Claim qualifies within the description of such other Class or Classes. For voting and distribution purposes, a holder of more than one Claim in a Class shall be deemed to have a single Claim in such Class.
B. Treatment of Claims and Interests
     1. Class 1 — Lender Secured Claims
          (a) Classification: Class 1 consists of Lender Secured Claims.
          (b) Treatment: Class 1 is impaired, Each holder of a Lender Secured Claim shall receive the sum of (i) Cash on hand as of the Distribution Date, less the Wind-down Reserve, (ii) when available, any additional proceeds of the Lenders’ collateral including, but not limited to, the proceeds of any Non-Debtor Intercompany Claims, (iii) following payment in full of allowed Fee Claims and Administrative Claims, the excess, if any, of the Wind-down Reserve attributed to Administrative Claims and Fee Claims, (iv) on the final Distribution Date, the remaining balance, if

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

any, of the Wind-down Reserve, and (v) a Class 1 beneficial interest in the Liquidation Trust as set forth in Section 5.10, entitling such holder to receive on account of such Claims, on or as soon as reasonably practicable after the initial Distribution Date and on each periodic Distribution Date thereafter, its Ratable Share of any Cash distribution from the Distribution Fund which constitute Net Proceeds of the Lenders’ collateral under the KeyBank Credit Facility which are received by the Liquidation Trustee after the initial Distribution Date. Each holder of an allowed Class 1 Claim shall receive such distributions from the Liquidation Trust in accordance with the provisions set forth in Section 6.10. Any Deficiency Claim of a Lender shall be a Class 3 General Unsecured Claim. For the avoidance of any doubt, and in accordance with the Cash Collateral Order, the holders’ of Class 1 Lender Secured Claims shall not be entitled to receive a distribution on account of such Class 1 Lender Secured Claims from the proceeds of any claim or cause of action (i) arising under chapter 5 of the Bankruptcy Code, or (ii) asserted against current or former officers, directors or insiders of the Debtor, as such proceeds are specifically reserved for holders of allowed Administrative Claims including allowed Claims of professionals in excess of the maximum amount set forth in the Budget, holders of allowed Fee Claims, holders of allowed Class 2 Priority Claims, and holders of allowed Class 3 General Unsecured Claims (including, for the avoidance of doubt, the Lenders in their capacity as holders of a Deficiency Claim). Allowed Class 1 Claims shall not, for any purpose under the Plan, include interest on such Class 1 Claim on or after the Petition Date.
     3. Class 2 — Priority Claims
          (a) Classification: Class 2 consists of Priority Claims.
          (b) Treatment: Class 2 is impaired. Each holder of an allowed Claim in Class 2 shall receive a beneficial interest in the Liquidation Trust as set forth in Section 5.10, entitling such holder to receive on account of such Claims, on or as soon as reasonably practicable after the initial Distribution Date and on each periodic Distribution Date thereafter, their Ratable Share of any Cash distribution from the Distribution Fund. Each holder of an allowed Class 2 Claim shall receive such distributions in accordance with the provisions set forth in Section 6.10. Allowed Class 2 Claims shall not, for any purpose under the Plan, include interest on such Class 2 Claim on or after the Petition Date.

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     4. Class 3 — General Unsecured Claims
          (a) Classification: Class 3 consists of General Unsecured Claims.
          (b) Treatment: Class 3 is impaired, and each holder of an allowed Claim in Class 3 shall receive a beneficial interest in the Liquidation Trust as set forth in Section 5.10, entitling such holder to receive on account of such Claims, on or as soon as reasonably practicable after the initial Distribution Date and on each periodic Distribution Date thereafter, their Ratable Share of any Cash distribution from the Distribution Fund. Each holder of an allowed Class 3 Claim shall receive such distributions in accordance with the provisions set forth in Section 6.10. For the avoidance of doubt, any proceeds of claims or causes of action (i) arising under chapter 5 of the Bankruptcy Code or (ii) asserted against current or former officers, directors or insiders of the Debtor, are specifically reserved for distributions to holders of allowed Administrative Claims (including allowed Claims of professionals in excess of the maximum amount set forth in the Budget), holders of allowed Fee Claims, holders of allowed Class 2 Priority Claims, and holders of allowed Class 3 General Unsecured Claims. Allowed Class 3 Claims shall not, for any purpose under the Plan, include interest on such Class 3 Claim on or after the Petition Date.
     5. Class 4 — Interests
          (a) Classification: Class 4 consists of holders of Interests in the Debtor.
          (b) Treatment: Class 4 is impaired and the holders of Interests in Class 4 will not receive any distributions on account of Interests. Holders of Interests in Class 4 shall be deemed to have rejected the Plan and shall not have the opportunity to vote .
     On the Effective Date, all shares of stock in ATI will be cancelled and will forever cease trading on the NASDAQ OTC Bulletin Board (“OTCBB”) or any other securities exchange or market. On or prior to the Effective Date, the Debtor will file a Form 15 with the SEC suspending the registration of ATI common stock under the Securities Exchange Act of 1934, as amended, and the obligation to file periodic SEC reports.
ARTICLE 4 — ACCEPTANCE OR REJECTION OF PLAN
     4.1 Voting of Claims

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     Each holder of an allowed Claim in Class 1 (and only such holders) shall be entitled to vote to accept or reject this Plan.
     4.2 Acceptance by a Class
     Consistent with section 1126(c) of the Bankruptcy Code and except as provided for in section 1125(e) of the Bankruptcy Code, a Class of Claims shall have accepted this Plan if it is accepted by at least two-thirds in dollar amount, and more than one-half in number of the holders, of allowed claims of such Class that have timely and properly voted to accept or reject this Plan.
     4.3 Deemed Acceptance of Plan
     Pursuant to section 1126(f) of the Bankruptcy Code, any Class that is unimpaired under a plan is conclusively deemed to accept a plan.
     4.4 Deemed Rejection of Plan
     In accordance with section 1126(g) of the Bankruptcy Code, any Class that is to receive no distribution under a plan is conclusively deemed to reject a plan. Accordingly, Classes, 2, 3, and 4 are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Claims.
ARTICLE 5— IMPLEMENTATION OF THE PLAN
     In addition to the provisions set forth elsewhere in this Plan, the following shall constitute the means of execution and implementation of the Plan.
     5.1 Dissolution of ATI Corporate Entity
     Within the respective times determined by the Liquidation Trustee as necessary or appropriate under the circumstances (including with respect to the pursuit of causes of action in the name of the Estate), the Debtor shall be dissolved without any further action by the Debtor. The Liquidation Trustee may, in his or her discretion, file all necessary certificates of dissolution and take any other actions necessary or appropriate to reflect the dissolution of the Debtor under California state law, where the Debtor is incorporated.

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     5.2 Dissolution of Asyst Technologies Malaysia, Sdn. Bhd.
     The Debtor is the owner of 100 percent of the shares of its wholly-owned subsidiary, Asyst Technologies Malaysia, Sdn. Bhd. (“Malaysia Sub”). The Liquidation Trustee is authorized, in his or her discretion, to take any actions necessary or appropriate, including the appointment of agents, to facilitate the dissolution of the Malaysia Sub under applicable law. All applicable regulatory or governmental agencies shall accept any certificates or other papers filed or executed by the Liquidation Trustee on behalf of the Debtor in connection with the dissolution of the Malaysia Sub and shall take all steps necessary to allow and reflect the prompt dissolution of the Malaysia Sub, without the payment of any fee, tax, or charge and without need for the filing of reports or certificates, except as the Liquidation Trustee may determine in his or her sole discretion.
     5.3 Liquidation Trust
          5.3.1 Creation of Liquidation Trust.
     As of the Effective Date, the Liquidation Trust shall be created and established for the benefit of all creditors of the Estate holding allowed Claims, into which Trust all assets of the Debtor (excepting the Cash distributions to be made from the Net Proceeds on the Distribution Date to the holders of Lender Secured Claims) shall be transferred and become vested pursuant to and in acordance with the terms hereunder. The Liquidation Trust shall operate under the provisions of an agreement between the Debtor and the Liquidation Trustee establishing the Liquidation Trust, a copy of which in substantially final form is annexed hereto as Exhibit “A”.
     After the Effective Date, the Debtor shall have no liability to holders of Claims or Interests other than as provided for in the Plan. The Plan will be administered and actions will be taken in the name of the Debtor or Liquidation Trust, as appropriate, through the Liquidation Trustee, irrespective of whether the Debtor has been dissolved.
          5.3.2 Transfer to the Liquidation Trust.
     On the Effective Date, subject to Section 5.33, the Debtor and Estate shall be deemed to have transferred and/or assigned as of the Effective Date any and all assets of the Debtor and the Estate (excepting the Cash distributions to be made from the Net Proceeds on the Distribution Date to the holders of Lender Secured Claims) including, without limitation, (i) Cash and accounts, including,

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without limitation, any and all moneys held in escrow or separate segregated accounts during the pendency of the Chapter 11 Case, (ii) Litigation Causes of Action, (iii) the Debtor’s ownership interest in the Malaysia Sub, and any and all rights, powers and duties associated therewith; (iv) all other property interests, rights, claims, defenses and causes of action with respect to any and all Non-Debtor Intercompany Claims; and (v) any and all other property interests, rights, claims, defenses and causes of action of the Debtor or the Estate, to the Liquidation Trust, and all such transferred assets shall be held by the Liquidation Trust subject to the Lenders’ Liens but otherwise free and clear of all Claims, Liens and contractually imposed restrictions, except for the rights to Distribution afforded to holders of allowed Claims hereunder.
          5.3.3 Creation of Reserve Within Liquidation Trust.
     As of the Effective Date, and upon receipt of the assets transferred pursuant to Section 5.3.2, the Liquidation Trustee shall establish and use the transferred assets to fund the Wind-down Reserve in accordance with the terms hereof.
     5.4 Powers
          5.4.1 Directors, Officers and Employees.
     On the Effective Date, the authority, power and incumbency of the persons then acting as directors of the Debtor shall be terminated and such directors shall be deemed to have resigned. The employment by the Debtor of each officer and all employees in the employment of the Debtor as of the Effective Date shall automatically on the Effective Date cease to be officers and employees of the Debtor. To the extent the Liquidation Trust hires any prior employees of the Debtor, neither the Liquidation Trustee nor the Liquidation Trust shall be deemed a successor to the Debtor.
          5.4.2 Succession by Liquidation Trustee.
     Upon the Effective Date of the Plan, the Liquidation Trustee succeeds to such powers as would have been applicable to the Debtor’s officers, directors and shareholders, and the Debtor is deemed dissolved. The Court may issue one or more Orders noting the Effective Date as evidence of the Debtor’s dissolution and the termination of all of the Debtor’s employees.
     5.5 Liquidation Trustee
     The Debtor has designated Scouler & Company, LLC as the Liquidation Trustee. The salient

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terms of the Liquidation Trustee’s employment, including the Liquidation Trustee’s duties and compensation (which compensation shall be negotiated by the Liquidation Trustee and the Debtor), to the extent not set forth in the Plan, shall be set forth in the Liquidation Trust Agreement. In general, the Liquidation Trustee shall be the exclusive trustee of the Liquidation Trust for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estate appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The Liquidation Trustee shall have fiduciary duties to beneficiaries of the Liquidation Trust. The Liquidation Trust Agreement shall specify the terms and conditions of the Liquidation Trustee’s compensation, responsibilities and powers. The duties and powers of the Liquidation Trustee, shall generally include, without limitation, the following:
               (1) To exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any officer, director or shareholder of the Debtor with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders; including, without limitation, amendment of the certificates of incorporation and by-laws of the Debtor, and the dissolution of the Debtor;
               (2) To maintain escrows and other accounts, make Distributions and take other actions consistent with this Plan and the implementation of thereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in the name of the Debtor or the Liquidation Trustee, even in the event of the dissolution of the Debtor;
               (3) Subject to the applicable provisions of this Plan and the Liquidation Trust Agreement, to collect and liquidate all assets of the Estate pursuant to the Plan and to administer the winding-up of the affairs of the Debtor;
               (4) To object to any Claims (except the Lender Secured Claims), including, without limitation, as set forth in Section 6.1 herein, and, subject to Section 4.3 of the Liquidation Trust Agreement, to defend, compromise and/or settle any Claims prior to objection without the necessity of approval of the Court, and/or to seek Court approval for any Claims

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settlements, to the extent thought appropriate by the Liquidation Trustee or to the extent such approval is required by prior order of the Court;
               (5) To make decisions, without further Court approval but after consulting with the Steering Committee, regarding the retention or engagement of professionals, employees and consultants by the Liquidation Trust and to pay, from the Wind-down Reserve, the charges incurred by the Liquidation Trust on or after the Effective Date for services of professionals, disbursements, expenses or related support services relating to the winding down of the Debtor and implementation of the Plan, without application to the Court;
               (6) To cause, on behalf of the Liquidation Trust, the Debtor and the Estate, all necessary tax returns and all other appropriate or necessary documents related to municipal, State, Federal or other tax law to be prepared or filed timely;
               (7) To make all Distributions to holders of allowed Claims provided for or contemplated by this Plan;
               (8) To collect any accounts receivable or other claims and assets of the Debtor or the Estate not otherwise disposed of pursuant to this Plan, including all Non-Debtor Intercompany Claims;
               (9) To enter into any agreement or execute any document required by or consistent with this Plan and perform all of the obligations of the Debtor or the Liquidation Trustee hereunder;
               (10) In consultation with the Steering Committee and subject to Section 4.3 of the Liquidation Trust Agreement, to investigate, prosecute and/or settle Litigation Causes of Action, participate in or initiate any proceeding before the Court or any other court of appropriate jurisdiction, participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding, litigate or settle such Litigation Causes of Action on behalf of the Liquidation Trust and pursue to settlement or judgment such actions;
               (11) To utilize trust assets to purchase or create and carry all appropriate insurance policies and pay all insurance premiums and costs it deems necessary or advisable to insure the acts and omissions of the Liquidation Trustee;

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               (12) To implement and/or enforce all provisions of this Plan;
               (13) To maintain appropriate books and records (including financial books and records);
               (14) Subject to Section 4.3 of the Liquidation Trust Agreement, to collect and liquidate all assets of the Estate pursuant to this Plan and administer the winding-up of the affairs of the Debtor including, but not limited to, closing the Chapter 11 Case;
               (15) To pay fees incurred pursuant to 28 U.S.C. § 1930(a)(6) and to file with the Court and serve on the United States Trustee monthly financial reports until such time as such reports are no longer required, a final decree is entered closing this Case or the Case is converted or dismissed, or the Court orders otherwise;
               (16) To provide the Court, within 20 days after the end of each quarter, with a report setting forth (i) the receipt and disposition by the Liquidation Trustee of property of the Estate or the Debtor during the prior quarter, including the disposition of funds in the Liquidation Trust, the Wind-down Reserve and Distribution Fund; (ii) all disputed Claims resolved by the Liquidation Trustee during such period and all remaining disputed Claims; (iii) all known material non-Cash assets of the Debtor remaining to be disposed of; (iv) the status of Litigation Causes of Action and other causes of action; (v) an itemization of all expenses the Liquidation Trustee anticipates will become due and payable within the subsequent three months; and (vi) the Liquidation Trustee’s forecast of cash receipts and expenses for the subsequent three months;
               (17) To file all necessary certificates of dissolution and take any other actions necessary or appropriate to reflect the dissolution of the Debtor under California state law, where the Debtor is incorporated;
               (18) To carry out all member duties and obligations in connection with the Malaysia Sub until the Liquidation Trust’s interest in the Malaysia Sub has been liquidated;
               (19) To take any actions to permit the termination of all of the Debtor’s employee programs, (including but not limited to any retirement plans or agreements and health benefits and disability plans and programs) and to discharge all benefit liabilities to participants and

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beneficiaries of such programs, including, without limitation, continuation of the termination of the Debtor’s 401(k) plan; and
               (20)  To do all other acts or things consistent with the provisions of herein that the Liquidation Trustee deems reasonably necessary or desirable with respect to implementing this Plan.
     5.6 Investments
     All Cash held by the Liquidation Trustee shall be invested as deemed appropriate by the Liquidation Trustee, and need not be invested in accordance with section 345 of the Bankruptcy Code.
     5.7 Steering Committee
     A Steering Committee, which shall have general oversight over the Liquidation Trustee, shall be created within ten (10) days of the Effective Date. The Steering Committee shall consist of three members: (i) two representatives selected by KeyBank, and (ii) a representative selected by the Committee. Each of the members of the Steering Committee shall have one vote in connection with any matters that are subject to the determination of the Steering Committee.
     5.8 Resignation, Death or Removal of Liquidation Trustee
     The Liquidation Trustee may resign at any time upon 30 days’ written notice to the Steering Committee and the Office of the U.S. Trustee provided that a successor Liquidation Trustee is appointed by the majority vote of the Steering Committee within the 30-day period. The Steering Committee in the exercise of its sole discretion, may remove or replace the Liquidation Trustee upon notice to parties in interest pursuant to Section 11.13 herein and in accordance with the Liquidation Trust Agreement. No successor Liquidation Trustee shall in any event have any liability or responsibility for the acts or omissions of any of his or her predecessors. Every successor Liquidation Trustee shall execute, acknowledge and file with the Court an instrument in writing accepting such appointment hereunder, and thereupon such successor Liquidation Trustee, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor.
     5.9 Tax Treatment of Liquidation Trust

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     The Debtor intends that the Liquidation Trust will be treated as a “liquidating trust” within the meaning of section 301.770 1-4(d) of the Treasury Regulations. The transfer of the Debtor’s and the Estate’s remaining assets to the Liquidation Trust shall be treated as a transfer to the beneficiaries of the Liquidation Trust for all purposes of the Internal Revenue Code (e.g., sections 61(a)(l2), 483, 1001, 1012 and 1274) followed by a deemed transfer by such beneficiaries to the Liquidation Trust. The Liquidation Trust shall be considered a “grantor” trust, and the beneficiaries of the Liquidation Trust shall be treated as the grantors and deemed owners of the Liquidation Trust. To the extent valuation of the transferred property to the Liquidation Trust is required under applicable law, the Liquidation Trustee shall value the transferred property and notify in writing the beneficiaries of the Liquidation Trust of such valuations. The assets transferred to the Liquidation Trust shall be valued consistently by the Liquidation Trustee and the Trust beneficiaries, and these valuations will be used for all federal income tax purposes.
     5.10 Liquidation Trust Interests
     The beneficial interests in the Liquidation Trust shall not be represented by certificates and shall be transferable subject, as applicable, to Bankruptcy Rule 3001 (e) and any other provision of law.
     5.11 Funding of the Plan
          5.11.1 Source of Distributions.
     The Cash Distributions to be made pursuant to the Plan and the funding of the Wind-down Reserve will be derived from (i) Cash proceeds received by the Debtor from the liquidation of its assets as of the Effective Date and other funds then available, and (ii) any payments to be received by the Debtor from the further liquidation of assets and the prosecution and enforcement of causes of action of the Debtor, and other funds available after the Effective Date.
          5.11.2 Reserves.
     To the extent not otherwise provided for herein or ordered by the Court, the Liquidation Trustee shall estimate appropriate reserves of Cash to be set aside in order to pay or reserve for accrued expenses and for the payment of prospective expenses and liabilities of the Estate and the Liquidation Trust after the Effective Date. Without limitation, these reserves shall include funds for

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the Wind-down Reserve, Fee Claims, and Administrative Claims.
          5.11.3 No Physical Segregation of Funds.
     Notwithstanding any contrary provision contained herein, the Liquidation Trustee shall not be obligated to physically segregate and maintain separate accounts for reserves or for the Distribution Fund. Separate reserves and funds may be merely bookkeeping entries or accounting methodologies, which may be revised from time to time, to enable the Liquidation Trustee to determine Available Cash, reserves and amounts to be paid to parties in interest.
     5.12 Wind-down Reserve
     On the Effective Date, or as soon thereafter as reasonably practicable, the Liquidation Trustee shall create the Wind-down Reserve and shall transfer an appropriate amount into such reserve from the assets transferred by the Debtor to the Liquidation Trust. The Liquidation Trustee shall pay Plan administration costs and costs of holding and liquidating any non-Cash property, including but not limited to taxes and professional fees, from the Wind-down Reserve. To the extent that the Liquidation Trustee determines that funds allocated to the Wind-down Reserve are insufficient for such purposes, the Net Proceeds of the continuing liquidation of the Debtor’s assets and any other Available Cash shall, to the extent necessary for such purposes, be allocated to the Wind-down Reserve. After all costs associated with the Wind-down Reserve have been paid, and/or upon the reasonable determination of the Liquidation Trustee that the funds in the Wind-down Reserve exceed the amounts necessary to pay the expenses for which such fund is established, the remaining or excess funds , as applicable, in the Wind-down Reserve shall be paid to the Lenders on account of the Lender Secured Claim.
     5.13 Distribution Fund
          5.13.1 Funding of Distribution Fund.
     After all payments have been made or properly reserved for holders of unpaid Administrative Claims, Fee Claims, Lender Secured Claims, and/or upon the reasonable determination of the Liquidation Trustee that the funds in the Wind-down reserve exceed the amount necessary for such reserves, the remaining Available Cash, if any, shall be allocated to the Distribution Fund.

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          5.13.2 Allocation of Available Cash.
     Distribution of Cash proceeds (i) of recoveries, if any on the Lenders’ collateral that are received subsequent to the initial Distribution Date, to holders of Class 1 Lender Secured Claims, and (ii) from the liquidation of property, if any, that is not the Lenders’ collateral, to holders of Class 2 Priority Claims and Class 3 General Unsecured Claims pursuant to the provisions herein, in each case shall be made solely from the Distribution Fund.
     5.14 Exemption from Certain Transfer Taxes
     The issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer pursuant to the confirmed Plan shall not be subject to any law imposing a stamp tax or similar tax , to the fullest extent provided for under section 1146(a) of the Bankruptcy Code.
     5.15 Employee Programs
     To the extent not earlier terminated in accordance with their terms, all employee programs, including but not limited to any retirement plans or agreements and health benefits and disability plans are deemed terminated in accordance with their terms with no further action required by the Debtor or the Liquidation Trustee, and to the extent any of such employee programs constitute distinct executory contracts with individual employees or otherwise, such contracts are rejected as of the Petition Date in accordance with Section 7.1. The Liquidation Trustee is authorized to take any actions to permit the termination of such programs and discharge all benefit liabilities to participants and beneficiaries of such programs, including, without limitation, continuation of the termination of the Debtor’s 401(k) plan.
     5.16 Non-Cash Property
     All non-Cash assets or property of the Estate (other than collateral returned to the holder of a Secured Claim) not previously disposed of may be transferred, sold or otherwise liquidated without further order of the Court. Notice of such sale or transfer shall be provided to the U.S. Trustee and to the holders, if any, of Secured Claims holding liens on such assets or property. Subject to the provisions hereof with regard to Distributions to the holders of Lender Secured Claims, in the case of collateral, the Net Proceeds of such sales shall be deposited in the Liquidation Trust. Except in the case of gross negligence or willful misconduct, no party in interest shall have a cause of action

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against the Debtor, its directors, officers, employees, consultants or professionals, the Liquidation Trustee, the Liquidation Trust, its employees, consultants or professionals, or the Committee, its former and current members, consultants or professionals, arising from or related to: (a) the disposition of non-Cash assets or property in accordance with this Section 5.16; or (b) the investment of amounts by the Liquidation Trustee.
     Notwithstanding anything to the contrary in the Plan, to the extent any sale of non-Cash assets or property requires the Liquidation Trustee to escrow or otherwise retain any consideration received in the sale (for example, pending post-closing adjustments), such escrowed or retained funds will not be deposited in the Wind-down Reserve or Distribution Fund or distributed to holders of Claims as set forth in the Plan until the Liquidation Trustee or the Debtor are contractually allowed to distribute such funds, or the Court otherwise authorizes such Distribution.
     5.17 Withdrawal of the Plan
     The Debtor, in consultation with the Lenders, reserves the right to revoke and withdraw or to modify the Plan in accordance with Section 11.1.1 at any time up to the Effective Date. If the Debtor revokes or withdraws the Plan, (a) nothing contained in the Plan or otherwise shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or its Estate or to prejudice in any manner the rights of the Debtor or any Person in any further proceeding involving the Debtor, and (b) the result shall be the same as if the Confirmation Order were not entered, and Plan was not filed and the Effective Date did not occur.
     5.18 Preservation of Insurance Policies
     Nothing in the Plan, including any releases, diminishes or impairs the enforceability of any insurance policies that may cover any claim against the Debtor or any other Person.
     5.19 Retention of Actions and Defenses
     1. All claims, rights, defenses, offsets, recoupments, causes of action, actions in equity or otherwise, whether arising under the Bankruptcy Code or federal, state or common law, which constitute property of the Estate within the meaning of section 541 of the Bankruptcy Code (including, without limitation, the Litigation Causes of Action and the Non-Debtor Intercompany Claims), as well as all claims, rights, defenses, offsets, recoupments and causes of action arising

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under chapter 5 of the Bankruptcy Code with respect to the Debtor or the Estate, shall be and hereby are preserved for the benefit of the beneficiaries of the Liquidation Trust, and shall be and hereby are deemed to be part of the assets transferred and assigned to the Liquidation Trust as of the Effective Date in accordance with section 1123(b) of the Bankruptcy Code. Prosecution and settlement of such claims, rights, defenses, and causes of action shall be the responsibility of the Liquidation Trustee, pursuant to the provisions of the Liquidation Trust Agreement, and the Liquidation Trustee shall pursue those claims, rights, defenses and causes of action, as appropriate, in accordance with the Liquidating Trustee’s sole judgment of what is in the best interests, and for the benefit of, the beneficiaries of the Liquidation Trust; provided, however, that nothing in the Plan is intended to or does confer upon the Liquidation Trustee standing to pursue claims or causes of action that do not constitute property of the Estate, except as may otherwise be provided in the Confirmation Order.
     2. Nothing herein or in the Confirmation Order shall limit, impair or otherwise restrict the rights of the Liquidation Trustee to bring any claim or cause of action against any Person (not otherwise released pursuant to the Plan) for any reason whatsoever, including, without limitation, the failure of the Plan to identify and/or describe such potential claim(s) or causes of action(s) with specificity. In addition to the general reservation of rights, the Liquidation Trustee reserves the right to modify the Plan at any time prior to substantial consummation of the Plan to include such specificity, if necessary, or otherwise desirable, without the necessity of complying with section 1127(b) of the Bankruptcy Code.
     3. Litigation Causes of Action may be prosecuted, settled or abandoned with or without Court approval by the Liquidation Trustee after the Effective Date . Notwithstanding anything to the contrary herein, no Distribution shall be made to the holder of any Claim, including by way of setoff or recoupment by such claimant, if the Debtor or the Liquidation Trustee has taken action to recover, or given notice to the applicable party of intent to take such action, on a Litigation Cause of Action against the holder of such Claim (or the direct or indirect transferor to, or transferee of, such holder), until such Litigation Cause of Action is resolved by Final Order or otherwise in accordance with Section 5.19. The Liquidation Trustee will be substituted as the party in interest instead of the Debtor or Committee for all Litigation Causes of Action, if any, pending on the Effective Date.

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ARTICLE 6—DISTRIBUTIONS
     6.1 Objections to and Estimation of Claims
     From and after the Effective Date, the Liquidation Trustee shall have the exclusive authority to file, settle, compromise, withdraw, or litigate to judgment any objections to Claims. From and after the Effective Date, the Liquidation Trustee may settle or compromise any disputed Claim without approval of the Court. The Liquidation Trustee also reserves the right to resolve any disputed Claim outside the Court under applicable governing law.
     In addition, the Liquidation Trustee may, at any time request that the Court estimate, pursuant to Section 502(c) of the Bankruptcy Code, any Claim that is contingent or unliquidated, regardless of whether the Debtor has previously objected to such Claim or whether the Court has ruled on any such objection, and the Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Court estimates any contingent or unliquidated Claim, the amount of such estimation will constitute either the allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such Claim, the Liquidation Trustee may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Administrative and Priority Claims may be estimated and thereafter resolved by any mechanism permitted under the Bankruptcy Code or the Plan.
     Notwithstanding the contents of the Schedules, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by the Debtor prior to the Effective Date including pursuant to orders of the Court. To the extent such payments are not reflected in the Schedules, such Schedules will be deemed amended and reduced to reflect that such payments were made.
     6.2 No Recourse to Liquidation Trustee
     Notwithstanding that the allowed Amount of any particular disputed Claim is reconsidered

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under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which there is insufficient Cash in the relevant fund or reserve to provide a recovery equal to that received by other holders of allowed Claims in the relevant Class, no Claim holder shall have recourse to the Debtor, the Liquidation Trust, the Liquidation Trustee, or any of their respective professionals, or their successors or assigns, or the holder of any other Claim, or any of their respective property. However, nothing in the Plan shall modify any right of a holder of a Claim under section 502(o) of the Bankruptcy Code. THUS, THE COURT’S ENTRY OF AN ESTIMATION ORDER UNDER SECTION 502(c) OF THE BANKRUPTCY CODE MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.
     6.3 Transmittal of Distributions and Notices
     Any property or notice which a Person is or becomes entitled to receive pursuant to the Plan may be delivered by first class mail, postage prepaid, in an envelope addressed to that Person or authorized agent at the address indicated on the latest notice of appearance or the latest proof of claim or other paper filed by that Person or his authorized agent. Absent any of the foregoing, the address set forth in the relevant Schedule of Assets and Liabilities for that Person may be used. Property distributed in accordance with this Section shall be deemed delivered to such Person regardless of whether such property is actually received by that Person.
     6.4 Unclaimed Property
     If any Distribution remains unclaimed for a period of 90 days after the relevant Distribution Date to the holder of an allowed Claim entitled thereto, the Distribution shall constitute Unclaimed Property and the holder shall no longer be entitled to that Distribution or any later Distributions. All right, title and interest in and to Unclaimed Property shall immediately vest in the Liquidation Trust, and such property shall be retained by the Liquidation Trust for distribution pursuant to the terms of the Plan, subject, however, to the Liquidation Trustee’s sole discretion to distribute Unclaimed Property to holders entitled thereto if such holders are subsequently located.
     6.5. Withholding Taxes and Expenses of Distribution

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     Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions hereunder. All Persons holding Claims shall be required to provide any information necessary to effect the withholding of such taxes, and the Liquidation Trustee shall be authorized to withhold Distribution on such Claims until the requisite information is received. If such information is not received within 180 days after the relevant Distribution Date, the Unclaimed Property provisions of Section 6.5 shall apply. In such event, such creditor will not be entitled to receive such Distribution. All Distributions under the Plan shall be net of the actual and reasonable costs of making such Distributions and of any allocable fees or other charges relating thereto.
     6.6 Disputed Payment
     If any dispute arises as to the identity of a holder of an allowed Claim who is to receive any Distribution, the Liquidation Trustee may, in lieu of making such Distribution to such Person, make such Distribution into an escrow account until the disposition thereof shall be determined by Court order or by written agreement among the interested parties to such dispute.
     6.7 Distribution Record Date
     As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtor, or its agents, shall be closed, and the Debtor or its agents shall not be required to make any further changes in the record holders of any of the Claims or Interests. The Debtor or Liquidation Trustee shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Liquidation Trustee and Debtor shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.
     6.8 Setoffs
     Except as otherwise provided in the Plan, the Confirmation Order or in agreements previously approved by Final Order of the Court, the Debtor or the Liquidation Trustee may, pursuant to applicable law, set off against any Claim (for purposes of determining the allowed amount of such Claim on which distribution shall be made and before any Distribution is made on

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account of such Claim), any and all of the claims, rights and causes of action of any nature that the Debtor, the Estate or the Liquidation Trust may hold against the holder of such Claim. Any and all rights of setoff of the Debtor shall be transferred and assigned to the Liquidation Trust and be enforceable by the Liquidation Trustee in the same manner and to the same extent that the Debtor could have exercised such rights of setoff.
     Neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other action or omission of the Debtor or the Liquidation Trust, nor any provision of the Plan shall constitute a waiver or release by the Debtor or the Liquidation Trust of any such claims, rights and causes of action that the Debtor or the Liquidation Trustee may possess against such holder. To the extent the Debtor or the Liquidation Trustee fails to setoff against a creditor and seek to collect a claim from such creditor after a Distribution to such creditor pursuant to the Plan, the Debtor or the Liquidation Trustee, if successful in asserting such claim, shall be entitled to full recovery against such creditor. The Liquidation Trustee may seek periodic Court approval for any such setoff or setoffs.
     6.9 Miscellaneous Distribution Provisions
          6.9.1 Method of Cash Distributions.
     Any Cash payment to be made by the Liquidation Trustee pursuant to the Plan will be in U.S. dollars and may be made, at the sole discretion of the Liquidation Trustee, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.
          6.9.2 Distributions on Non-Business Days.
     Any payment or Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.
          6.9.3 No Distribution in Excess of Allowed Amount of Claim.
     Notwithstanding anything to the contrary herein, no holder of an allowed Claim shall receive in respect of such Claim any Distribution in excess of the allowed amount of such Claim. Except as otherwise expressly provided herein, no Claim shall be allowed nor Distribution made to the extent that it is for postpetition interest.
          6.9.4 Minimum Distributions.

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     If a Distribution to be made to a given holder of an allowed Claim on or after the Effective Date or any subsequent Distribution Date would be $25.00 or less in the aggregate, notwithstanding any contrary provision of the Plan, no such distribution will be made to such holder unless (except with respect to the final Distribution Date) a request therefor is made in writing to the Liquidation Trustee no later than thirty (30) days after the Distribution Date. Any unclaimed Distributions shall be retained by the Liquidation Trust for distribution pursuant to the terms of the Plan.
ARTICLE 7— EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     7.1 Assumption or Rejection of Executory Contracts and Unexpired Leases
     On the Confirmation Date, all prepetition executory contracts and unexpired leases of the Estate that have not been assumed before such date shall be rejected by the Debtor under sections 365 and 1123 of the Bankruptcy Code, except any executory contract or unexpired lease that is the subject of a separate motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtor before the entry of the Confirmation Order. Notwithstanding anything in the Plan to the contrary, no executory contract or unexpired lease shall be deemed assumed or rejected pursuant to the terms of this Article 7 if the Effective Date fails to occur for any reason.
ARTICLE 8— EFFECT OF THE PLAN ON CLAIMS AND INTERESTS
     8.1 Surrender of Securities and Cancellation of Existing Securities and/or Related Agreements
          8.1.1 Surrender of Securities.
     Each holder of any Claim against or Interest in the Debtor shall, to the extent not already in the Debtor’s possession, surrender to the Liquidation Trustee any original note, instrument, certificate, certificated security or other item evidencing such Claim, and provide copies of any supporting agreement or other document. No Distribution hereunder shall be made to or on behalf of any holder of a Claim unless and until such holder surrenders such items to the Liquidation Trustee, or demonstrates the non-availability of such items to the satisfaction of the Liquidation Trustee, including requiring such holder to post a lost instrument or other indemnity bond, among other things, to hold the Debtor and the Liquidation Trustee harmless in respect of such instrument or

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other item described above and any Distributions made in respect thereof. Any such holder that fails to surrender such items described above or satisfactorily explain their non-availability to the Liquidation Trustee within 180 days of the initial Distribution Date, or such later date as the Liquidation Trustee may designate, shall be deemed to have no further Claim against the Debtor, the Liquidation Trust or their property in respect of such Claim and shall not participate in any Distribution under the Plan, and the Distribution that would otherwise have been made to such holder shall be treated as Unclaimed Property. Notwithstanding the immediately preceding sentence, any such holder of a disputed Claim shall not be required to surrender such items until the time such Claim is allowed or disallowed.
          8.1.2 Cancellation of Existing Securities and/or Related Agreements.
     Except for purposes of evidencing a right to Distributions under the Plan or otherwise provided in the Plan, on the Effective Date, all agreements and other documents evidencing (i) any Claims or rights of any holder of a Claim against or Interest in the applicable Debtor, and (ii) any options or warrants to purchase Interests, obligating the applicable Debtor to issue, transfer or sell Interests or any other capital stock of the applicable Debtor, shall be canceled and terminated and of no further force or effect.
     On the Effective Date, all shares of stock in ATI will be cancelled and will forever cease trading on the NASDAQ OTC Bulletin Board (“OTCBB”) or any other securities exchange or market. On or prior to the Effective Date, the Debtor intends to immediately file a Form 15 with the SEC suspending the registration of ATI common stock under the Securities Exchange Act of 1934, as amended, and the obligation to file periodic SEC reports.
     8.2 Releases, Exculpation, and Indemnification
          8.2.1 Satisfaction of Claims and Interests in any Debtor.
     The treatment to be provided for respective allowed Claims against or Interests in the Debtor pursuant to the Plan and the obligations of the Liquidation Trust to holders of Claims and Interests shall be in full satisfaction, settlement and release of such respective Claims and Interests. Except as otherwise expressly provided for herein, any claims of the Debtor or the Estate against holders of any allowed Claims or Interests shall not be compromised.

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

          8.2.2 Release and Waiver of Claims.
     As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby acknowledged, the Debtor, on behalf of itself and the estate (and by and on behalf of no other person), shall be, and is hereby, deemed to waive, release and discharge each Released Party of and from any and all claims, obligations, demands, actions, suits, judgments, damages, causes of action, liabilities, costs, expenses and damages of any kind whatsoever, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, in each case arising out of or otherwise relating to any matter, fact, transaction, act or inaction which first arose prior to the Effective Date, solely to the extent permissible pursuant to 11 U.S.C. § 524(e), and excepting any claim against any Released Party who is a current or former officer and/or director of the Debtor: (a) for which coverage exists under the D&O Policy (up to the extent of that coverage or the extent of any extra-contractual liability of the carriers to such Released Parties); or (b) brought about or contributed to in fact by any (i) intentional, dishonest, fraudulent or criminal act or omission or any willful violation of any statute, rule or law as determiried by a final adjudication in the underlying proceeding or in a separate action or proceeding; or (ii) profit or remuneration gained by such Released Party to which such Released Party is not legally entitled as determined by a final adjudication in the underlying proceeding or in a separate action or proceeding (each, a “Released Claim”). Nothing in this section, or otherwise, is intended to, or shall in any way, limit the right of any Released Party who is a current or former director of officer of the Debtor to seek advancement by the carriers of the D&O Policy of the fees, costs, and expenses of defending against any claim that is not a Released Claim.
          8.2.3 Release of Liens and Perfection of Liens.
     Except as otherwise specifically provided in the Plan or in any agreement, instrument or document created in connection with the Plan: (i) each holder of a judgment, personal property or ad valorem tax, mechanics’ or similar lien Claim, in each case regardless of whether such Claim is an allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed: (y) turn over and release to the Estate or the Liquidation Trustee, as the case may be, any and all property of the Debtor or the Estate

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that secures or purportedly secures such Claim, or such lien and/or Claim shall automatically, and without further action by the Debtor, the Estate or Liquidation Trustee, be deemed released; and (z) execute such documents and instruments as the Liquidation Trustee requires to evidence such Claim holder’s release of such property or lien, and if such holder refuses to execute appropriate documents or instruments the Liquidation Trustee may, in his/her discretion, file a copy of the Confirmation Order which shall serve to release any Claim holder’s rights in such property; and (ii) on the Effective Date, all right, title and interest in such property shall revert to the Debtor or the Estate or be transferred to the Liquidation Trust, free and clear of all Claims and Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.
     Without limiting the automatic release provisions of the immediately preceding paragraph: (i) no Distribution under the Plan shall be made to or on behalf of any Claim holder unless and until such holder executes and delivers to the Debtor, the Estate or the Liquidation Trust (as applicable) such release of liens or otherwise turns over and releases such Cash, pledge or other possessory liens; and (ii) any such holder that fails to execute and deliver such release of liens within 180 days of the Effective Date shall be deemed to have no Claim against the Debtor or the Estate or its assets or property in respect of such Claim and shall not participate in any distribution hereunder.
          8.2.4 Indemnification.
     Notwithstanding anything to the contrary herein or otherwise, no Person shall have any right to seek advancement or indemnification from the Debtor, the Estate, or the Liquidation Trustee for any amounts relating to any claim against such Person that is not a Released Claim. The Debtor shall not be permitted or required to pay any amounts to any Person as advancement or indemnification relating to the non-Released Claims. Such advancement or indemnification shall be sought solely from the carriers of the D&O Policy. Unless otherwise ordered by the Court (which order may be entered at any time), no entity shall be required to reserve for any such obligations and such obligations shall be terminated and discharged upon the closing of this Bankruptcy Case. Moreover, nothing contained herein or otherwise shall elevate the priority of any indemnification claim from a General Unsecured Claim to an Administrative Claim.
     8.2.5 Exculpation and Limitation of Liability.

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     To the fullest extent permissible under In re American Hardwoods, 885 F2d 621, 625 (9th Cir. 1989), to protect the Debtor and the administration of the Estate, as of the Effective Date, no Released Party shall have or incur any liability for, and are expressly exculpated and released from, any claims (including without limitation, any claims whether known or unknown, foreseen or unforeseen, then existing or thereafter existing in law, equity, or otherwise), solely to the extent such claims relate to any past or present actions taken or omitted to be taken under or in connection with, related to, effecting, or arising out of such services rendered in connection with this Bankruptcy Case as necessary to protect the Debtor and the administration of the Estate, including the following: (i) the commencement and administration of this Bankruptcy Case; (ii) the operation of the Debtor during the pendency of the Bankruptcy Case; (iii) formulating, preparing, disseminating, implementing, confirming, consummating or administrating the Plan (including soliciting acceptances or rejections thereof; (iv) the Disclosure Statement or any contract, instrument, release or other agreement or document entered into or any action taken or omitted to be taken in connection with the Plan; or (v) any Distributions made pursuant to the Plan, except only for actions or omissions to act to the extent determined by a court of competent jurisdiction (in a Final Order) to be by reason of such party’s gross negligence, willful misconduct, or fraud, and in all respects, such party shall be entitled to rely upon the advice of counsel with respect to its duties and responsibilities in connection with the foregoing. It being expressly understood that any act or omission with the approval of the Bankruptcy Court will be conclusively deemed not to constitute gross negligence, willful misconduct, or fraud unless the approval of the Bankruptcy Court was obtained by fraud or misrepresentation.
          8.2.6 Direct Claims.
     Notwithstanding anything herein or otherwise to the contrary, the Plan shall in no manner act or be construed to waive, release or enjoin any direct, non-derivative claims or actions held by a non-Debtor against any third party including, without limitation, any Released Party based upon any act or occurrence, or failure to act, taking place prior to the Petition Date.
ARTICLE 9—CONDITIONS TO CONFIRMATION AND CONSUMMATION

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     9.1 Conditions to Consummation
     The Plan may not be consummated, and the Effective Date shall not occur, unless and until each of the conditions set forth below is satisfied. Except as provided in Section 9.2, anyone or more of the following conditions may be waived:
     1. The Lenders have reviewed and approved of the proposed Confirmation Order;
     2. The Confirmation Order shall have become a Final Order;
     3. The Wind-down Budget is completed; and
     4. The Debtor and/or Liquidation Trust have sufficient Cash on hand (or investments projected by the Debtor to provide timely Cash) to make timely Distributions sufficient (including allocating Cash to reserves as provided in the Plan) to make payments in respect of all allowed Administrative Claims, and allowed Fee Claims required as of the initial Distribution Date.
     9.2 Waiver of Conditions to Consummation
     Other than the requirement that the Confirmation Order must have become a Final Order and the Debtor and/or Liquidation Trust must have sufficient Cash on hand, none of which can be waived, the requirement that a particular condition be satisfied may be waived in whole or part by consent of the Debtor, after consulting with KeyBank, without notice or hearing.
     9.3 Effect of Nonoccurrence of the Conditions to Consummation
     If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived thirty (30) days after the Confirmation Date, or such later date as shall be agreed by the Debtor, after consulting with KeyBank, the Confirmation Order may be vacated by the Court. If the Confirmation Order is vacated, the Plan shall be null and void in all respects, and nothing contained in the Plan or otherwise shall constitute a waiver or release of any Claims by or against, or Interests in, the Debtor.
ARTICLE 10—RETENTION OF JURISDICTION
     Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the following purposes:

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12544 High Bluff Drive,
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     1. To determine the allowability, classification, or priority of Claims upon objection by the Committee, the Debtor, the Liquidation Trustee or any other party in interest entitled to file an objection, and the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances;
     2. To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Court in the Chapter 11 Case on or before the Effective Date with respect to any Person;
     3. To protect the property of the Estate, including Litigation Causes of Action, from claims against, or interference with, such property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning liens, security interest or encumbrances on any property of the Estate;
     4. To determine any and all applications for allowance of Fee Claims and any disputes concerning post-Effective Date professional or other services to the extent not otherwise resolved;
     5. To determine any Priority Claims, Administrative Claims or any other request for payment of claims or expenses entitled to priority under section 507(a) of the Bankruptcy Code;
     6. To resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions hereunder;
     7. To determine any and all motions related to the rejection, assumption or assignment of executory contracts or unexpired leases, or to determine any motion to reject an executory contract or unexpired lease pursuant to Section 7.1;
     8. To determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted in the Chapter 11 Case, including any remands;

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     9. To modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out their intent and purpose;
     10. To issue orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Bankruptcy Code;
     11. To enable the Liquidation Trustee to prosecute any and all proceedings to set aside liens or encumbrances and to recover any transfers, assets, properties or damages to which the Debtor may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be waived pursuant to the Plan;
     12. To determine any tax liability pursuant to section 505 of the Bankruptcy Code;
     13. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;
     14. To resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Case, the applicable Claims Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;
     15. To resolve any dispute or matter arising under or in connection with any order of the Court entered in the Chapter 11 Case;
     16. To authorize sales of assets as necessary or desirable and resolve objections, if any, to such sales;
     17. To hear and resolve Litigation Causes of Action, including but not limited to Non-Debtor Intercompany Claims to the extent that such claims are not pending before another court, unless such action is properly removable to this Court;
     18. To resolve any disputes concerning any release of a nondebtor hereunder or the injunction against acts, employment of process or actions against such nondebtor arising hereunder;
     19. To approve any Distributions, or objections thereto, under the Plan;
     20. To approve any Claims settlement entered into or offset exercised by the Liquidation Trustee;

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     21. To oversee any dispute concerning improper or excessive draws under letters of credit issued for the account of the Debtor;
     22. To enter a Final Order closing the Chapter 11 Case; and
     23. To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or the Liquidation Trustee Agreement, or as may be authorized under provisions of the Bankruptcy Code.
ARTICLE 11— ADMINISTRATIVE PROVISIONS
     11.1 Amendments
     11.1.1 Preconfirmation Amendment.
     The Debtor may, with the written consent of KeyBank, modify the Plan at any time prior to the entry of the Confirmation Order, provided that the Plan, as modified, and the disclosure statement pertaining thereto meet applicable Bankruptcy Code requirements.
     11.1.2 Postconfirmation Amendment Not Requiring Resolicitation.
     After the entry of the Confirmation Order, the Plan may be modified to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Court approval for such modification is obtained, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment or Distributions of any Class of allowed Claims or Interests under the Plan. Any waiver under Section 9.2 shall not be considered to be a modification of the Plan.
     11.1.3 Post-confirmation/Pre-consummation Amendment Requiring Resolicitation.
     After the Confirmation Date and before substantial consummation of the Plan, the Debtor (with the written consent of KeyBank) or the Liquidation Trustee may modify the Plan in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a Class of Claims or Interests, provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtor (with the written consent of KeyBank) or the Liquidation Trustee obtains Court approval for such modification, after notice and a hearing; (iii) such modification is accepted by at

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

least two-thirds in amount, and more than one-half in number, of allowed Claims or Interests voting in each Class affected by such modification; and (iv) the Debtor or Liquidation Trustee comply with the provisions of the Bankruptcy Code, including section 1125 of the Bankruptcy Code, with respect to the Plan as modified.
     11.2 The Dissolution of the Committee
     On the Effective Date the Committee will be dissolved, and the members thereof and the professionals retained by the Committee in accordance with section 1103 of the Bankruptcy Code (including, without limitation, attorneys, investment advisors, accountants, and other professionals) will be released and discharged from their respective fiduciary obligations, duties, and responsibilities, except that the Committee shall continue to exist for purposes of: (i) prosecuting or participating in any appeal of the Confirmation Order or any request for reconsideration thereof, and (ii) enforcing compliance with this Plan and Confirmation Order by the Liquidation Trustee, but only to the extent there is a default under the Plan.
     11.3 Post-Effective Date Expenses
     The Liquidation Trustee is empowered to pay all professional fees and other allowable expenses incurred from and after the Effective Date, and otherwise deal with the property of the Estate and the Liquidation Trust, without the necessity of application to, or further order of, the Court. However, the Court shall retain jurisdiction as provided in this Plan to resolve any relevant disputes.
     11.4 Successors and Assigns
     The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Person.
     11.5 Governing Law
     Except to the extent that the Bankruptcy Code, Bankruptcy Rules or other federal laws apply, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     11.6 Courts of Competent Jurisdiction
     If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of or related to this Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.
     11.7 Corporate Action
     The dissolution of the Debtor and any other matters provided for under the Plan involving the ‘corporate or entity structure of the Debtor or corporate action, as the case may be, to be taken by or required of the Debtor shall be deemed to have occurred and be effective upon the Effective Date as provided herein and shall be authorized and approved in all respects, without any requirement of further action by stockholders or directors of the Debtor or the Liquidation Trustee, as the case may be.
     11.8 Effectuating Documents and Further Transactions
     The Debtor and the Liquidation Trustee shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other actions as may be necessary or desirable to effectuate and further evidence the terms and conditions of the Plan.
     11.9 Cram Down
     The Debtor requests confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed not to have accepted this Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtor reserves the right to (i) request confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that does not accept this Plan pursuant to section 1126 of the Bankruptcy Code and (ii) to modify this Plan to the extent, if any, that confirmation of this Plan under section 1129(b) of the Bankruptcy Code requires modification.
     11.10 Confirmation Order and Plan Control
     To the extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, the Liquidation Trust Agreement, any other agreement entered into by or between the Debtor and any third party, the Plan controls the Disclosure Statement and any such agreements, and

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

the Confirmation Order (and any later order of the Court) controls the Plan.
     11.11 Severability
In the event that the Court determines, prior to the Confirmation Date, that any provision of this Plan is invalid, void or unenforceable, the Court shall, with the consent of the Debtor, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistently with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its
     11.12 Rules of Construction
     11.12.1 Undefined Terms.
Any term used herein that is not defined herein shall have the meaning ascribed to any such term used in the Bankruptcy Code and/or the Bankruptcy Rules, if used therein.
     11.12.2 Miscellaneous Rules.
          (a) The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Plan as a whole, not to any particular section, subsection, or clause, unless the context requires otherwise;
          (b) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, unless superseded herein or in the Confirmation Order;
          (c) any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date;
          (d) in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply; and (v) whenever the Plan provides that a

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payment or Distribution shall occur “on” any date, it shall mean “on, or as soon as reasonably practicable after” such date.
     11.13 Notices
     All notices or requests in connection with the Plan shall be in writing and deemed to have been given five (5) Business Days after first-class mailing, one (1) Business Day after sending by overnight courier, or on the first (1st) Business Day after facsimile or electronic transmission, addressed to:
     if to the Debtor:
Asyst Technologies, Inc.
P.O. Box 4118,
Santa Clara, CA 95056
Attn: Aaron Tachibana
Fax: (408) 329-7465
atachibana@asystinc.us
with copies to:
Baker & McKenzie, LLP
12544 High Bluff Drive, Third Floor
San Diego, CA 92130
Attn: Ali M.M. Mojdehi
Fax: (858) 259-8290 Ali.M.M.Mojdehi@bakenet.com
     -and-
     if to the Liquidation Trustee or the Liquidation Trust:
Scouler & Company, LLC, Liquidation Trustee
Attn: Dan Scouler
Asyst Technologies Liquidation Trust
1800 Century Park East
Suite 600
Los Angeles, CA 90067
Fax: (310) 229-5799
dscouler@scouler.com
with copies to:
Kaye Scholer LLC
Three First National Plaza
70 West Madison Street
Suite 4100
Chicago, IL 60602
Fax: (312) 583-2360
Attn: Sheldon Solow
SSolow@kayescholer.com

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Attn: Harold D. Israel
HIsrael@kayescholer.com
     -and-
     if to the Committee counsel:
Aram Ordubegian
Arent Fox LLP | Attorneys at Law
Gas Company Tower
555 West Fifth Street, 48th Floor
Los Angeles, CA 90013
Fax: 213.629.7401
Ordubegian.aram@arentfox.com
     11.14 No Admissions
     Notwithstanding anything herein to the contrary, nothing contained in the Plan or otherwise shall be deemed an admission by the Debtor with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of a Claim’s classification.

Dated: December 23, 2009	BAKER & McKENZIE LLP
	By:	/s/ Ali M.M.Mojdehi
Ali M.M. Mojdehi
Janet D. Gertz Counsel for Debtor Asyst Technologies, Inc.

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 DEBTOR’S PLAN OF LIQUIDATION DATED DECEMBER 23, 2009 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

EXHIBIT A
TO DEBTOR’S PLAN OF LIQUIDATION
PROPOSED FORM
OF LIQUIDATION TRUST AGREEMENT

LIQUIDATION TRUST AGREEMENT
     This Liquidation Trust Agreement (the “Agreement”), dated as of                     , 2010, by and among the debtor and debtor in possession, Asyst Technologies, Inc. (“Debtor”), and Scouler & Company, LLC, solely in its capacity as the Liquidation Trustee (the “Liquidation Trustee”) of the Liquidation Trust (defined herein), is executed in connection with the Plan of Liquidation dated                                         , as the same may be amended or modified from time to time (the “Plan”), proposed by the Debtor, which provides for the establishment of a liquidating trust evidenced hereby (the “Liquidation Trust”) to provide for the receipt, preservation, investigation, prosecution, settling, selling, disposal and liquidation of any and all assets remaining in the Debtor’s Estate (the “Remaining Assets”). Except with respect to the terms defined herein, all capitalized terms contained herein shall have the meanings ascribed to them in the Plan.
W I T N E S S E T H
     A. WHEREAS, on April 21, 2009, the Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code;
     B. WHEREAS, on                     , 2010, the Bankruptcy Court entered an order confirming the Plan;
     C. WHEREAS, the Plan provides for the creation of the Liquidation Trust on behalf of, and for the sole benefit of, all creditors of the Estate holding allowed Claims (including any of the same which are allowed after the date hereof);
     D. WHEREAS, the Liquidation Trust is established for the purpose of receiving and, as appropriate, investigating, holding, prosecuting, settling, selling, disposing and liquidating the Remaining Assets of the estate of the Debtor (the “Estate”), for the benefit of the holders of the Allowed Investor Creditor Claims, in accordance with Treasury Regulations Section 301.7701-4(d), with no objective or authority to continue or engage in the conduct of a trade or business, it being expressly recognized, however, that certain of the remaining assets of the Estate are of an illiquid and unripe nature;
     E. WHEREAS , pursuant to the Plan, as of the Plan Effective Date, all assets of the Debtor, excepting the Cash distributions to be made from the Net Proceeds on the Plan Effective Date to the holders of Lender Secured Claim pursuant to Article 3 of the Plan (the “Initial Distribution”), are to be transferred and become vested in the Liquidation Trust, so that, among other things: (i) the assets of the Liquidation Trust can be disposed of in an orderly and expeditious manner; (ii) objections to Claims can be pursued, and disputed claims can be resolved; and (iii) distributions can be made to the beneficiaries of the Liquidation Trust in accordance with the Plan;
     F. WHEREAS, this Liquidation Trust is established under and pursuant to the Plan which provides for the appointment of the Liquidation Trustee to administer the Liquidation Trust for the benefit of creditors of the Debtor, and to provide administrative services relating to the implementation of the Plan; and
     G. WHEREAS, the Liquidation Trustee has agreed to serve as such upon the terms and subject to the conditions set forth in this Agreement;

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     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan, the Debtor, the Liquidation Trustee and the Liquidation Trust Steering Committee hereby agree as follows:
DECLARATION OF TRUST
     The Debtor hereby absolutely assigns to the Liquidation Trust, and to its successors in trust and its successors and assigns, all right, title, and interest of the Debtor in and to the Liquidation Trust Assets (as defined below);
     TO HAVE AND TO HOLD unto the Liquidation Trust and its successors in trust and its successors and assigns forever;
     IN TRUST NEVERTHELESS upon the terms and subject to the conditions set forth herein and for the benefit of the holders of allowed Claims, as and to the extent provided in the Plan, and for the performance of and compliance with the terms hereof and of the Plan;
     PROVIDED, HOWEVER, that upon termination of the Liquidation Trust in accordance with Article 7 hereof, this Agreement shall cease, terminate, and be of no further force and effect; and
     IT IS HEREBY FURTHER COVENANTED AND DECLARED that the Liquidation Trust Assets are to be held and applied by the Liquidation Trustee upon the further covenants and terms and subject to the conditions herein set forth.
ARTICLE 1
ESTABLISHMENT OF THE LIQUIDATION TRUST
     1.1 Establishment of Liquidation Trust. Pursuant to the Plan, the Debtor, the Liquidation Trustee and the Steering Committee hereby establish the Liquidation Trust on behalf of, and for the sole benefit of, the holders of Class 1 Lender Secured Claims, allowed Class 2 Priority Claims and allowed Class 3 General Unsecured Claims (collectively, the “Trust Beneficiaries”). The name of the Liquidation Trust shall be the “Asyst Technologies Liquidation Trust.” The parties to this Agreement and the Trust Beneficiaries intend for the Liquidation Trust to be treated as a grantor trust under Internal Revenue Code Section 671. The Liquidation Trust is structured to comply with the requirements of Rev. Proc. 94-45, 1994-2 C.B. 684, and this Agreement shall be construed to comply with such requirements.
     1.2 Purpose of the Liquidation Trust. The Liquidation Trust shall be established for the purpose of receiving the remaining assets of the Estate (excepting the Initial Distribution) and, as appropriate, investigating, prosecuting, settling, selling, disposing and otherwise resolving the same and distributing such funds to holders of Class 1 Lender Secured Claims, holders of allowed Administrative Claims (including Claims of professionals in excess of amounts set forth in the Budget), holders of allowed Fee Claims, holders of allowed Class 2 Priority Claims, and holders of allowed Class 3 General Unsecured Claims in accordance with the Plan, and pursuant to Treasury Regulations Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

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     1.3 Transfer of Property and Rights to the Liquidation Trust. As of the Effective Date of the Plan, and in accordance with the Confirmation Order, excepting the Initial Distribution, the Estate hereby transfers, assigns, and delivers to the Liquidation Trust, any and all of its right, title, and interest in all remaining assets of the Estate, and any and all rights, claims and causes of action that the Debtor may hold against any Person (the “Liquidation Trust Assets”). The Liquidation Trustee agrees to accept and hold the Liquidation Trust Assets in trust for the benefit of the Trust Beneficiaries, subject to the terms of this Agreement and the Plan, and to liquidate and distribute such Liquidation Trust Assets to the Trust Beneficiaries as agreed upon in the Plan. At any time and from time to time after the Effective Date, the Debtor, at the request of the Liquidation Trustee, shall execute and deliver any instruments or documents, and to take, or cause to be taken, all such further action as the Liquidation Trustee may reasonably request in order to evidence or effectuate the transfer of the Liquidation Trust Assets to the Liquidation Trust and consummation of the transactions contemplated hereby and by the Plan and to otherwise carry out the intent of the parties hereunder and under the Plan.
     1.4 Title to Liquidation Trust Assets.
          (a) The Confirmation Order provides for, causes and orders, upon the Effective Date and the full execution of the Agreement, the transfer, assignment and delivery from the Estate to the Liquidation Trust, for the benefit of the Trust Beneficiaries, of all of the Estate’s right, title, and interest in the Liquidation Trust Assets, as provided for in this Agreement and the Plan. In this regard, the Liquidation Trust Assets will be treated for tax purposes as being transferred by the Estate to the Trust Beneficiaries, and then by such holders to the Liquidation Trust in exchange for their Liquidation Trust Interests for the benefit of such holders in accordance with the Plan. Upon the transfer of the Liquidation Trust Assets, the Liquidation Trustee shall succeed to all of the Estate’s right, title and interest in such assets, and the Estate shall have no further interest in or with respect to the Liquidation Trust Assets or this Liquidation Trust. Each of the Liquidation Trust and the Liquidation Trustee shall be considered for all purposes in respect of the disposition of the Liquidation Trust Assets as separate and distinct from, and independent of, the Debtor and the Estate.
          (b) The Liquidation Trust shall be treated as a “liquidating trust” within the meaning of section 301.770 1-4(d) of the Treasury Regulations. For all federal and state income tax purposes, the transfer of the Liquidation Trust Assets to the Liquidation Trust shall be treated as a transfer to the beneficiaries of the Liquidation Trust for all purposes of the Internal Revenue Code (e.g., sections 61(a)(l2), 483, 1001, 1012 and 1274) followed by a deemed transfer by such Trust Beneficiaries to the Liquidation Trust. The Asyst Technologies Liquidation Trust shall be considered a “grantor” trust, and the Trust Beneficiaries shall be treated as the grantors and deemed owners of the Liquidation Trust. To the extent valuation of the Liquidation Trust Assets to the Liquidation Trust is required under applicable law, the Liquidation Trustee shall value the transferred property and notify in writing the Trust Beneficiaries of such valuations. The assets transferred to the Liquidation Trust shall be valued consistently by the Liquidation Trustee and the Trust Beneficiaries, and these valuations will be used for all federal income tax purposes.
     1.5 Administration of the Liquidation Trust and Appointment of the Liquidation Trustee. The Liquidation Trust shall be administered by the Liquidation Trustee in accordance with the provisions of Article 3 of this Agreement.

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     1.6 Funding of the Liquidation Trust.
          (a) On the Effective Date, subject to Section 5.3.3 of the Plan, the Debtor and the Estate shall be deemed to have transferred and/or assigned as of the Effective Date, subject to the Lender’s Liens, any and all assets of the Debtor and the Estate (excepting the Initial Distribution) including, without limitation, (i) Cash and accounts, including, without limitation, any and all moneys held in escrow or separate segregated accounts during the pendency of the Chapter 11 Case, (ii) Litigation Causes of Action, (iii) the Debtor’s ownership interest in the Malaysia Sub, and any and all rights, powers and duties associated therewith; (iv) all other property interests, rights, claims, defenses and causes of action with respect to any and all Non-Debtor Intercompany Claims; and (v) any and all other property interests, rights, claims, defenses and causes of action of the Debtor or the Estate, to the Liquidation Trust, and all such transferred assets shall be held by the Liquidation Trust subject to the Lenders’ Liens but otherwise free and clear of all Claims, Liens and contractually imposed restrictions, except for the rights to Distribution afforded to holders of allowed Claims hereunder.
          (b) The Cash Distributions to be made pursuant to the Plan and the funding of the Wind-down Reserve will be derived from (i) Cash proceeds received by the Debtor from the liquidation of its assets as of the Effective Date and other funds then available, and (ii) any payments to be received by the Debtor from the further liquidation of assets and the prosecution and enforcement of causes of action of the Debtor, and other funds available after the Effective Date.
          (c) The Liquidation Trustee shall not be obligated to physically segregate and maintain separate accounts for reserves or for the Distribution Fund. Separate reserves and funds may be merely bookkeeping entries or accounting methodologies, which may be revised from time to time, to enable the Liquidation Trustee to determine Available Cash, reserves and amounts to be paid to parties in interest.
          (d) The Liquidation Trustee may from time to time make withdrawals of cash from the Liquidation Trust bank account in amounts and at times that the Liquidation Trustee, in its discretion, deems necessary or appropriate to fund any and all costs and expenses that the Liquidation Trustee and the Liquidation Trust incur subsequent to the Effective Date in accordance with this Agreement and the Plan, provided that the payment of any fees and expenses of any professional retained by the Liquidation Trustee shall be subject to the approval of the Steering Committee.
          (e) On the Effective Date, the Debtor shall reserve the Cash necessary to administer the Plan and wind up the Debtor’s affairs, including but not limited to, funds for the payment of Fee Claims and Administrative Claims, the costs of holding and liquidating Estate property, objecting to claims, making the Distributions required by the Plan, prosecuting Litigation Causes of Action in accordance with the Plan, paying taxes, filing tax returns, paying professionals’ fees (subject to the approval of the Steering Committee), providing for the purchase of errors and omissions insurance, and/or other forms of indemnification for the Liquidation Trustee, and other necessary and usual business expenses, as such is set forth in the Wind-down Budget.

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     1.7 Creation of the Wind-down Reserve.
          (a) Upon receipt of the assets transferred pursuant to Section 5.3.2 of the Plan, the Liquidation Trustee shall establish and use the transferred assets to fund the Wind-down Reserve. On the Effective Date, or as soon thereafter as reasonably practicable, the Liquidation Trustee shall transfer such Cash into the Wind-down Reserve from the assets transferred by the Debtor to the Liquidation Trust. The Liquidation Trustee shall pay Plan administration costs and costs of holding and liquidating any non-Cash property, including but not limited to taxes and professional fees (subject to the approval of the Steering Committee), Administrative Claims and Fee Claims from the Wind-down Reserve. This Section shall be construed consistent with the provisions of Rev. Proc. 94-45, at ¶ 3.10.
          (b) To the extent that the Liquidation Trustee determines that funds allocated to the Wind-down Reserve are insufficient for such purposes, the Net Proceeds of the continuing liquidation of the Debtor’s assets and any other Available Cash, in each case to the extent that are not subject to the Lenders’ Liens (unless otherwise consented to in writing by the Lenders), shall, to the extent necessary for such purposes, be allocated to the Wind-down Reserve.
          (c) After all costs associated with the Wind-down Reserve have been paid, and/or upon the reasonable determination of the Liquidation Trustee that the funds in the Wind-down Reserve exceed the amounts necessary to pay the expenses for which such fund is established, the remaining or excess funds, as applicable, in the Wind-down Reserve shall be paid to the Lenders on account of the Lender Secured Claim.
     1.8 Funding of Distribution Fund. After all payments have been made or properly reserved for holders of unpaid Administrative Claims, Fee Claims, Lender Secured Claims, and/or upon the reasonable determination of the Liquidation Trustee, after consulting with the Steering Committee, that the funds in the Wind-down reserve exceed the amount necessary for such reserves, the remaining Available Cash, if any, shall be allocated to the Distribution Fund, subject to Section 1.10.
     1.9 Allocation of Available Cash.
          (a) Distribution of Cash proceeds (i) of recoveries, if any on the Lenders’ collateral that are received subsequent to the initial Distribution Date, to holders of Class 1 Lender Secured Claims, and (ii) from the liquidation of property, if any, that is not the Lenders’ collateral, to holders of Class 2 Priority Claims and Class 3 General Unsecured Claims pursuant to the provisions herein, in each case shall be made solely from the Distribution Fund.
     1.10 Litigation Causes of Action. All claims, rights, defenses, offsets, recoupments, causes of action, actions in equity or otherwise, whether arising under the Bankruptcy Code or federal, state or common law, which constitute property of the Estate within the meaning of section 541 of the Bankruptcy Code (including, without limitation, the Litigation Causes of Action and the Non-Debtor Intercompany Claims), as well as all claims, rights, defenses, offsets, recoupments and causes of action arising under chapter 5 of the Bankruptcy Code with respect to the Debtor or the Estate, are part of the assets transferred and assigned to the Liquidation Trust as of the Effective Date in accordance with section 1123(b) of the Bankruptcy Code. Prosecution and settlement of

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such claims, rights, defenses, and causes of action shall be the responsibility of the Liquidation Trustee, and the Liquidation Trustee shall pursue those claims, rights, defenses and causes of action, as appropriate, in accordance with the Liquidating Trustee’s sole judgment of what is in the best interests, and for the benefit of, the beneficiaries of the Liquidation Trust, provided however that any proceeds of claims or causes of action, including without limitation Litigation Causes of Action (i) arising under Chapter 5 of the Bankruptcy Code or (ii) asserted against current or former officers, directors or insiders of the Debtors, are specifically reserved for distributions to holders of Class 3 General Unsecured Claims.
ARTICLE 2
LIQUIDATION TRUST INTERESTS
     2.1 Identification of holders of Liquidation Trust Interests. The names of the record holders of Liquidation Trust interests (“Liquidation Trust Interests”), and the amount of Liquidation Trust Interests held by such record holders, shall be recorded and set forth in a register maintained by the Liquidation Trustee (or its designee) expressly for such purpose. The Liquidation Trustee hereby establishes the close of business on the Effective Date as the record date for purposes of establishing the official registry of holders of the Liquidation Trust Interests. The distribution of Liquidation Trust Interests to the Trust Beneficiaries shall be accomplished as set forth in the Plan and in this Agreement. No certificates evidencing the Liquidation Trust Interests will be issued to any record or beneficial holder of such interests.
     2.2 Transferability of Liquidation Trust Interests. The Trust Beneficiaries shall have beneficial interest in the Liquidation Trust assets as provided in the Plan. Any Trust Beneficiary’s proportionate Ratable Share as thus determined shall be transferable, subject, as applicable, to Bankruptcy Rule 3001(e) and any other provision of law, but shall not be binding on the Liquidation Trustee unless and until the transfer has been accepted by the Liquidation Trustee.
     2.3 Interests Beneficial Only. The ownership of a beneficial interest hereunder shall not entitle any Trust Beneficiary to any title in or to the Liquidation Trust assets as such (which title shall be vested in the Liquidation Trustee) or to any right to call for a partition or division of the Liquidation Trust assets or to require an accounting.
ARTICLE 3
THE LIQUIDATION TRUSTEE
     3.1 Appointment of Liquidation Trustee. The Liquidation Trustee of the Liquidation Trust appointed in accordance with the Plan is Scouler & Company, LLC. Neither Scouler & Company, LLC, nor its principals hold a Claim or Interest in the Debtor. The Debtor, as the Plan proponent, shall seek approval of the appointment of the Liquidation Trustee by the Bankruptcy Court at the confirmation hearing.
     3.2 Compensation and Expenses of the Liquidation Trustee.
          (a) As compensation for services in the administration of this Liquidation Trust, the Liquidation Trustee shall be compensated at an hourly rate, as agreed with the Steering

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Committee. In addition, the Liquidation Trustee shall be reimbursed for its reasonable expenses, including travel expenses, reasonably required and incurred in the performance of its duties.
          (b) In addition, the Liquidation Trustee shall be indemnified by and receive reimbursement from the Liquidation Trust Assets in accordance with Section 3.10 of this Agreement.
          (c) The Liquidation Trustee is hereby authorized to obtain all reasonable insurance coverage for itself, its agents, representatives, employees or independent contractors, including, without limitation, coverage with respect to the liabilities, duties and obligations of the Liquidation Trustee and its agents, representatives, employees or independent contractors under the Plan and this Agreement.
     3.3 Powers. The Liquidation Trustee’s powers are exercisable solely in a fiduciary capacity for all holders of Liquidation Trust Interests and consistent with, and in furtherance of, the purposes of this Liquidation Trust, and not to the Steering Committee. Unless otherwise specified herein, the approval of the Liquidation Trustee shall constitute the act of the Liquidation Trust. Subject to the terms and conditions of this Agreement, the Liquidation Trustee may delegate responsibility for discrete duties, issues or decisions to such other persons or committees in its sole discretion.
     3.4 Power and Authority of Liquidation Trustee. The Liquidation Trustee shall be the exclusive trustee of the Liquidation Trust for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estate appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. In furtherance of and consistent with the purpose of the Liquidation Trust and the Plan, the Liquidation Trustee shall have the right, power and authority to (i) investigate, prosecute, resolve, settle, compromise, collect on, liquidate and/or otherwise dispose of, in the names of the Estate and the Liquidation Trust, the Liquidation Trust Assets including any causes of action, and hold and distribute any proceeds or funds to the holders of Liquidation Trust Interests. In all circumstances and in furtherance of and consistent with the purpose of the Liquidation Trust and the Plan, the Liquidation Trustee shall act in the best interests of all beneficiaries of the Liquidation Trust. In connection with the administration of the Liquidation Trust, except as specifically set forth in this Agreement, the Liquidation Trustee is authorized to perform any and all acts necessary or desirable to accomplish the purposes of the Liquidation Trust. In addition to the foregoing powers, and without limitation, the Liquidation Trustee shall be expressly authorized:
          (a) To exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any officer, director or shareholder of the Debtor with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders; including, without limitation, amendment of the certificates of incorporation and by-laws of the Debtor, and the dissolution of the Debtor;
          (b) To maintain escrows and other accounts, make Distributions and take other actions consistent with the Plan and the implementation of thereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in the name of the Debtor or the Liquidation Trustee, even in the event of the dissolution of the Debtor;

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          (c) Subject to the applicable provisions of the Plan and Section 4.3 of this Agreement, to collect and liquidate all assets of the Estate pursuant to the Plan and to administer the winding-up of the affairs of the Debtor;
          (d) To object to any Claims (except the Lender Secured Claims), including, without limitation, as set forth in Section 6.1 of the Plan, and, subject to Section 4.3 of this Agreement, to defend, compromise and/or settle any Claims prior to objection without the necessity of approval of the Court, and/or to seek Court approval for any Claims settlements, to the extent thought appropriate by the Liquidation Trustee or to the extent such approval is required by prior order of the Court;
          (e) To make decisions, without further Court approval but after consulting with the Steering Committee, regarding the retention or engagement of professionals, employees and consultants by the Liquidation Trust and to pay, from the Wind-down Reserve, the charges incurred by the Liquidation Trust on or after the Effective Date for services of professionals, disbursements, expenses or related support services relating to the winding down of the Debtor and implementation of the Plan, without application to the Court;
          (f) To cause, on behalf of the Liquidation Trust, the Debtor and the Estate, all necessary tax returns and all other appropriate or necessary documents related to municipal, State, Federal or other tax law to be prepared or filed timely;
          (g) To make all Distributions to holders of allowed Claims provided for or contemplated by the Plan;
          (h) To collect any accounts receivable or other claims and assets of the Debtor or the Estate not otherwise disposed of pursuant to the Plan, including all Non-Debtor Intercompany Claims;
          (i) To enter into any agreement or execute any document required by or consistent with the Plan and perform all of the obligations of the Debtor or the Liquidation Trustee thereunder;
          (j) In consultation with the Steering Committee and subject to Section 4.3 of this Agreement, to investigate, prosecute and/or settle Litigation Causes of Action, participate in or initiate any proceeding before the Court or any other court of appropriate jurisdiction, participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding, litigate or settle such Litigation Causes of Action on behalf of the Liquidation Trust and pursue to settlement or judgment such actions;
          (k) To utilize trust assets to purchase or create and carry all appropriate insurance policies and pay all insurance premiums and costs it deems necessary or advisable to insure the acts and omissions of the Liquidation Trustee;
          (l) To implement and/or enforce all provisions of the Plan;
          (m) To maintain appropriate books and records (including financial books and records);

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          (n) Subject to Section 4.3 of this Agreement, to collect and liquidate all assets of the Estate pursuant to the Plan and administer the winding-up of the affairs of the Debtor including, but not limited to, closing the Chapter 11 Case;
          (o) To pay fees incurred pursuant to 28 U.S.C. § 1930(a)(6) and to file with the Court and serve on the United States Trustee monthly financial reports until such time as such reports are no longer required, a final decree is entered closing this Case or the Case is converted or dismissed, or the Court orders otherwise;
          (p) To provide the Court, within 20 days after the end of each quarter, with a report setting forth (i) the receipt and disposition by the Liquidation Trustee of property of the Estate or the Debtor during the prior quarter, including the disposition of funds in the Liquidation Trust, the Wind-down Reserve and Distribution Fund; (ii) all disputed Claims resolved by the Liquidation Trustee during such period and all remaining disputed Claims; (iii) all known material non-Cash assets of the Debtor remaining to be disposed of; (iv) the status of Litigation Causes of Action and other causes of action; (v) an itemization of all expenses the Liquidation Trustee anticipates will become due and payable within the subsequent three months; and (vi) the Liquidation Trustee’s forecast of cash receipts and expenses for the subsequent three months;
          (q) To file all necessary certificates of dissolution and take any other actions necessary or appropriate to reflect the dissolution of the Debtor under California state law, where the Debtor is incorporated;
          (r) To carry out all member duties and obligations in connection with the Malaysia Sub until the Liquidation Trust’s interest in the Malaysia Sub has been liquidated;
          (s) To take any actions to permit the termination of all of the Debtor’s employee programs, (including but not limited to any retirement plans or agreements and health benefits and disability plans and programs) and to discharge all benefit liabilities to participants and beneficiaries of such programs, including, without limitation, continuation of the termination of the Debtor’s 401(k) plan; and
          (t) To do all other acts or things consistent with the provisions of the Plan that the Liquidation Trustee deems reasonably necessary or desirable with respect to implementing the Plan.
     3.5 Limitations on the Liquidation Trust and on the Liquidation Trustee’s Authority.
          (a) Notwithstanding anything herein to the contrary, the Liquidation Trustee shall not be authorized to engage in any trade or business, except to the extent reasonably necessary to the orderly administration of the Liquidation Trust’s assets and distributions to holders of Liquidation Trust Interests. Notwithstanding any other authority granted in Sections 3.3 and 3.4 herein, the Liquidation Trustee is not authorized to engage in any investments or activities inconsistent with the treatment of the Liquidation Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) or inconsistent with the requirements set forth in Rev. Proc.94-45.

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          (b) The Liquidation Trust shall not hold 50% or more of the stock (in either voting power or value) of any entity that is treated as a corporation for federal income tax purposes, nor be the sole member of a limited liability company, nor have any interest in an entity that is treated as a partnership for federal income tax purposes, unless such stock, membership interest, or partnership interest consists of the Liquidation Trust Assets, was obtained pursuant to rights under the Liquidation Trust Assets or was obtained involuntarily or as a matter of practical economic necessity in order to preserve the value of the Liquidation Trust Assets.
          (c) The Liquidation Trust shall not receive from the Debtor and the Estate any listed stocks or securities or other readily marketable assets.
          (d) The Liquidation Trust shall not receive or retain cash or cash equivalents in excess of a reasonable amount to meet claims and contingent liabilities (including disputed claims) or to maintain the value of the Liquidation Trust Assets during liquidation.
     3.6 Books and Records. The Liquidation Trustee shall maintain books and records relating to the Liquidation Trust Assets and income of the Liquidation Trust, if any, and the payment of expenses of, and liabilities of claims against or assumed by, the Liquidation Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof. Such books and records shall be maintained in accordance with such accounting principles as may be applicable to an entity such as the Liquidation Trust so as to facilitate compliance with the tax reporting requirements of the Liquidation Trust. Except as otherwise may be expressly provided in this Agreement, nothing in this Agreement requires the Liquidation Trustee to file any accounting or seek approval of any court with respect to the administration of the Liquidation Trust, or as a condition for managing any payment or distribution of funds to the holders of Liquidation Trust Interests.
     3.7 Distributions.
          (a) Subject to Section 3.7(b) below, in the discretion of the Liquidation Trustee, beginning on the Effective Date or as soon thereafter as is practicable, the Liquidation Trustee shall, at least annually distribute Cash from the Distribution Fund, including net income plus all net proceeds from the sale of Liquidation Trust Assets, on a pro rata basis to and among all holders of Allowed Investor Creditor Claims in accordance with the Plan.
          (b) Unclaimed Distributions. Any distributions of Cash under the Liquidation Trust to holders of Liquidation Trust Interests that are returned as unclaimed or undeliverable shall be allocated to a reserve administered by the Liquidation Trustee for a period of two (2) years after the distribution was first attempted. If the Liquidation Trustee thereafter receives written notice of the then current address to which the distribution should be sent during two years after the distribution was first attempted, the Liquidation Trustee shall make the distribution from the reserve for unclaimed distributions to the designated address without interest. Holders of Liquidation Trust Interests whose distributions of cash remain unclaimed or undeliverable two years after distribution was first attempted shall be forever barred from any distributions from the Liquidation Trust, and the Cash represented by the unclaimed or undeliverable distribution shall be reallocated by the Liquidation Trustee to make other distributions of Cash under the Liquidation Trust. The Liquidation Trustee is not required to attempt delivery of subsequent distributions to an

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address from which a prior distribution was returned as unclaimed or undeliverable. To the extent that the Liquidation Trustee, in its sole discretion, engages in specific efforts to attempt to locate an address for a holder of Liquidation Trust Interests whose distribution is unclaimed or undeliverable, any fees or costs related thereto shall be deducted from the distribution of Cash attributable to such holder, regardless of whether such distribution is ultimately claimed or delivered.
          (c) Disputed Claims. Notwithstanding anything to the contrary in this Agreement, no payments or distributions will be made on account of a disputed Claim unless and until such Claim becomes an allowed Claim. A holder of a disputed Claim that ultimately becomes an allowed Claim will have recourse only to the undistributed Cash held in the Distribution Fund (net of taxes) for the satisfaction of such allowed Claim and not to the Wind-down Reserve or any assets previously distributed on account of any allowed Claim.
          (d) Tax Identification Numbers. The Liquidation Trustee may require any Trust Beneficiary to furnish to the Liquidation Trustee its Employer or Taxpayer Identification Number as assigned by the Internal Revenue Service, and the Liquidation Trustee may condition any distribution to any Trust Beneficiary upon receipt of such identification number.
     3.8 Additional Duties of the Liquidation Trustee.
          (a) Federal Income Tax. The Liquidation Trustee shall treat the Liquidation Trust as a grantor trust and shall report items of income, deduction, and credit attributable to the Liquidation Trust in accordance with and pursuant to Treasury Regulations Section 1.671-4(a).
          (b) Other. The Liquidation Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidation Trust that are required by any governmental authority.
          (c) Taxes. The Liquidation Trust shall be responsible for payments of any taxes imposed on the Liquidation Trust. The Liquidation Trustee may request an expedited determination of taxes of the Liquidation Trust under section 505(b) of the Bankruptcy Code for all returns filed by, for, or on behalf of, the Liquidation Trust for all taxable periods through the dissolution of the Liquidation Trust.
     3.9 Compliance with Laws. Any and all distributions, and proceeds of borrowings, if any, shall be in compliance with applicable laws, including, without limitation, applicable federal and state securities laws.
     3.10 Liability of Liquidation Trustee; Indemnification. Neither the Liquidation Trustee nor any of the Liquidation Trust’s designees, attorneys, accountants, agents, other professionals or representatives, or their respective employees, shall be liable for the act or omission of any other designee, attorney, accountant, agent, other professionals or representatives of the Liquidation Trustee or the Liquidation Trust, nor shall any such person be liable for any act or omission taken or omitted to be taken in such capacity, other than acts or omissions resulting from willful misconduct or fraud. The Liquidation Trustee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with attorneys, accountants, financial advisors, brokers, agents or other professionals, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such persons,

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other than acts or omissions resulting from willful misconduct or fraud. Notwithstanding such authority, the Liquidation Trustee shall be under no obligation to consult with the Liquidation Trust’s attorneys, accountants, financial advisors, brokers, agents or other professionals, and its determination not to do so shall not result in the imposition of liability on the Liquidation Trust or Liquidation Trustee, unless such determination is based on willful misconduct or fraud. The Liquidation Trust shall indemnify and hold harmless the Liquidation Trustee, any Successor Liquidation Trustee (as defined below), and the members of the Steering Committee, and may indemnify and hold harmless their designees, attorneys, accountants, agents and other professionals or representatives (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses, including, without limitation, attorneys’ fees and costs arising out of or due to their acts or omissions, or consequences of such acts or omissions with respect to the Liquidation Trust or the implementation or administration of this Agreement and the Plan; provided, however, that no such indemnification will be made to such persons for such acts or omissions as a result of willful misconduct or fraud that is finally determined by a final order of a court of competent jurisdiction.
     3.11 Investment and Safekeeping of Trust Assets. All Cash held by the Liquidation Trustee shall be invested as deemed appropriate by the Liquidation Trustee, and need not be invested in accordance with section 345 of the Bankruptcy Code, provided however that the right and power of the Liquidation Trustee to invest Liquidation Trust Assets, the proceeds thereof, and any income earned by the Liquidation Trust, subject to the terms of Section 3.5 hereof, shall be limited to the right and power that a liquidating trust, within the meaning of Treasury Regulations Section 301.7701-4(d), is permitted to hold, pursuant to the Treasury Regulations, Rev. Proc. 94-45, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise. For the avoidance of doubt, the investment powers of the Liquidation Trustee, other than those reasonably necessary to maintain the value of the Liquidation Trust Assets and to further the liquidating purpose of the Liquidation Trust, is limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary, liquid investment, such as Treasury bills.
     3.12 Expense Reimbursement and Compensation. The costs and expenses of the Liquidation Trust, including the fees and expenses (including, without limitation, reasonable out-of-pocket expenses) and any loss, liability, expense or damage that the Liquidation Trustee or any Successor Liquidation Trustee may sustain without willful misconduct or fraud in the exercise and performance of any of the powers and duties of the Liquidation Trustee under this Agreement, any taxes imposed on or incurred by the Liquidation Trust or the Liquidation Trust Assets, the fees and expenses of any professionals retained by the Liquidation Trustee under this Agreement and any compensation to be paid to the Liquidation Trustee and the Steering Committee Members, shall be paid out of the Liquidation Trust Assets. Fees and expenses incurred from and after the Effective Date of the Plan in connection with the investigation, prosecution, compromise, settlement, liquidation, distribution or other disposition of the Liquidation Trust Assets shall, without limitation, be considered costs and expenses of the Liquidation Trust. Allowed administrative claims of the Bankruptcy Case which are not paid by the Estate prior to the Effective Date shall be considered costs and expenses of the Liquidation Trust and shall be paid out of the Wind-down Reserve. The Liquidation Trustee and, subject to Steering Committee approval, its retained professionals, shall be entitled to receive reasonable compensation as set forth in this Agreement. No other trustee, except any Successor Liquidation Trustee, shall be entitled to receive

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compensation (other than reasonable out-of-pocket expenses that may be reimbursed in accordance with this Section 3.12) for services as trustee, paid out of the Liquidation Trust.
     3.13 No Bond. The Liquidation Trustee may serve without bond.
     3.14 Confidentiality. The Liquidation Trustee shall, during the period that it serves in such capacity under this Agreement and following either the termination of this Agreement or the Liquidation Trustee’s removal, incapacity, or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the Liquidation Trust Assets relates or of which it has become aware in its capacity as Liquidation Trustee.
ARTICLE 4
STEERING COMMITTEE
     4.1 Appointment of the Steering Committee Members. A Steering Committee, which shall have general oversight over the Liquidation Trustee, shall be created within ten (l0) days of the Effective Date. The Steering Committee shall consist of three members : (i) two representatives selected by KeyBank,                      and                     ; and (ii) a representative selected by the Committee,                      (collectively the “Steering Committee Members”) Each of the members of the Steering Committee shall have one vote in connection with any matters that are subject to the determination of the Steering Committee.
     4.2 Compensation and Expenses of the Steering Committee Members. The Steering Committee Members shall be compensated at an hourly rate to be determined by the Liquidation Trustee. Steering Committee Members shall also be reimbursed for their reasonable expenses, including travel expenses, reasonably required and incurred in the performance of their duties.
     4.3 Powers and Duties of the Steering Committee.
          (a) The Steering Committee will monitor, review and advise the Liquidation Trustee with respect to its actions in administering the Liquidation Trust Assets. The Steering Committee Members further agree to assist the Liquidation Trustee in administering the Liquidation Trust in furtherance of the purposes detailed in Section 1.2 herein, pursuant to the terms of this Agreement and the Plan.
          (b) The Steering Committee must authorize any actions of the Liquidation Trustee involving the liquidation or settlement of any Liquidation Trust Asset valued in an amount greater than two hundred thousand dollars ($200,000.00). Such authorization must be by majority vote.
     4.4 Removal of Steering Committee Member. A Steering Committee Member may be removed at any time by the written consent of a majority of the Steering Committee consisting of all its Members. Any removal shall be effective on the date specified in such consent or approval pursuant to this Section 4.4.

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     4.5 Resignation of Steering Committee Member. A Steering Committee Member may resign by giving not less than thirty (30) days prior written notice thereof to the other members of the Steering Committee. Such resignation shall become effective on the later to occur of; (i) the day specified in such notice; or (ii) the appointment of a Successor Steering Committee Member by the other members of the Steering Committee and the acceptance by such Successor Steering Committee Member of such appointment. If a Successor Steering Committee Member is not appointed or does not accept his or her appointment within thirty (30) days following delivery of a notice of resignation of a Steering Committee Member, the Steering Committee or the Liquidation Trustee may petition any court of competent jurisdiction for the appointment of a Successor Steering Committee Member.
     4.6 Appointment of Successor Steering Committee Member upon Removal, Resignation, or Incapacity. If a Steering Committee Member is removed pursuant to Section 4.4 hereof, resigns pursuant to Section 4.5 hereof, or otherwise is incapable of serving as a Steering Committee Member, a Successor Steering Committee Member shall be appointed by the other members of the Steering Committee.
     4.7 Acceptance of Appointment by Successor Steering Committee Member. Any Successor Steering Committee Member appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver such acceptance to the Liquidation Trustee. Thereupon, such Successor Steering Committee Member shall, without any further act, become vested with all the rights, powers, duties and obligations of its predecessor in the Steering Committee with like effect as if originally named herein.
ARTICLE 5
SUCCESSOR LIQUIDATION TRUSTEE
     5.1 Removal of Liquidation Trustee. The Liquidation Trustee may be removed for cause by the written consent of a majority of the Steering Committee consisting of all of its Members. Any removal shall be effective on the date specified in such consent or approval pursuant to this Section 5.1.
     5.2 Resignation of Liquidation Trustee. The Liquidation Trustee may resign by giving not less than thirty (30) days prior written notice thereof to the Steering Committee or shall deemed to have resigned due to death or incapacity. Such resignation shall become effective on the later to occur of: (i) the day specified in such notice or date of death or determination of incapacity; or (ii) the appointment of a Successor Liquidation Trustee by the Steering Committee and the acceptance by such Successor Liquidation Trustee of such appointment. If a Successor Liquidation Trustee is not appointed or does not accept his or her appointment within thirty (30) days following delivery of a notice of resignation of the Liquidation Trustee, the Steering Committee may petition any court of competent jurisdiction for the appointment of a Successor Liquidation Trustee.
     5.3 Appointment of Successor Liquidation Trustee upon Removal, Resignation, Death or Incapacity. If the Liquidation Trustee is removed pursuant to Section 5.1 hereof, resigns pursuant to Section 5.2 hereof, or otherwise is incapable of serving as Liquidation Trustee, a Successor Liquidation Trustee shall be appointed by the Steering Committee provided, however,

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that no past or present holder of a Claim or Interest in the Debtor or any representative thereof shall serve as Successor Liquidation Trustee. No Successor Liquidation Trustee shall in any event have any liability or responsibility for the acts or omissions of any of his or her predecessors.
     5.4 Acceptance of Appointment by Successor Liquidation Trustee. Every Successor Liquidation Trustee shall execute, acknowledge and file with the Court an instrument in writing accepting such appointment hereunder, and thereupon such Successor Liquidation Trustee, without any further act, shall become fully vested with all of the rights, powers , duties and obligations of his or her predecessor with like effect as if originally named herein; provided, however, that a removed, incapacitated, or resigning Liquidation Trustee shall, nevertheless, when requested in writing by the Successor Liquidation Trustee, execute and deliver an instrument or instruments conveying and transferring to such Successor Liquidation Trustee under the Liquidation Trust all the rights, powers, duties and obligations of the Liquidation Trustee.
ARTICLE 6
REPORTS TO HOLDERS OF LIQUIDATION TRUST INTERESTS
     6.1 Securities Laws. Under section 1145 of the Bankruptcy Code, the issuance of Liquidation Trust Interests under the Plan shall be exempt from registration under the Securities Act of 1933 and applicable state and local laws requiring registration of securities. If the Liquidation Trustee determines, with the advice of counsel, that the Liquidation Trust is required to comply with the registration and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidation Trustee shall take any and all actions to comply with such reporting requirements and file periodic reports with the Securities and Exchange Commission.
ARTICLE 7
TERMINATION OF LIQUIDATION TRUST
     7.1 Termination of Liquidation Trust. The Liquidation Trustee shall be discharged of its duties, and the Liquidation Trust and the Steering Committee shall be dissolved and terminated on the date on which both (i) the Liquidation Trust Assets have been liquidated, and (ii) all distributions required to be made by the Liquidation Trustee to the holders of Liquidation Trust Interests under this Agreement have been made.
     7.2 If, after five (5) years from the Effective Date of the Plan, the dissolution and termination of the Liquidation Trust has not occurred pursuant to Section 7.1, and the Liquidation Trustee determines that the facts and circumstances necessitate an extension of the duration of the Liquidation Trust in order to effectuate its purpose, the Liquidation Trust may be extended for a period of twelve (12) months. The Liquidation Trustee may, upon the expiration of the extended term, seek additional extensions of twelve (12) months each if warranted by the facts and circumstances. Any extension of the duration of the Liquidation Trust, as provided for herein, shall be subject to approval by the Court. The Liquidation Trustee shall seek approval of any such extension within six months after the expiration of the initial five (5) year term or any extension thereof.

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     7.3 The Liquidation Trustee shall not unduly prolong the duration of the Liquidation Trust and shall endeavor in good faith to resolve, settle or otherwise dispose of the Liquidation Trust Assets and to effect the distribution of the Liquidation Trust Assets to the holders of Liquidation Trust Interests in accordance with the terms hereof and terminate the Liquidation Trust as soon as reasonably practicable. Prior to and upon dissolution and termination of the Liquidation Trust, the Liquidation Trust Assets shall be distributed to the holders of Liquidation Trust Interests.
ARTICLE 8
AMENDMENT AND WAIVER
     8.1 Amendment and Waiver. Any substantive provision of this Agreement may be amended or waived by the Liquidation Trustee with the majority approval of the Steering Committee Technical amendments to this Agreement may be made, as necessary to clarify this Agreement or enable the Liquidation Trustee to effectuate the terms of this Agreement, by the Liquidation Trustee, upon prior written notice to the Steering Committee. Notwithstanding this Section 8.1, any amendments to this Agreement shall not be inconsistent with the purpose and intention of the Liquidation Trust to liquidate in a reasonable and orderly manner the Liquidation Trust Assets in accordance with Treasury Regulations Section 301.7701-4(d) and the Plan.
ARTICLE 9
MISCELLANEOUS PROVISIONS
     9.1 Intention of Parties to Establish Liquidation Trust. This Agreement is intended to create a liquidating trust that shall be treated as a grantor trust with respect to the interests held by the Trust Beneficiaries for federal and state income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust, and any ambiguity herein shall be construed consistent herewith and, if necessary, this Agreement may be amended to comply with such federal and/or state income tax laws, which amendments may be made to apply retroactively.
     9.2 Preservation of Privilege and Defenses. In connection with the assets, rights, claims, and causes of action that constitute the Liquidation Trust Assets, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) relating to the same shall vest exclusively in the Liquidation Trustee and its representatives, and the Liquidation Trustee is authorized to take all necessary actions to effectuate the transfer of such privileges and available defenses.
     9.3 Cooperation. The Debtor shall provide the Liquidation Trustee with copies of any books and records pertaining to the Liquidation Trust Assets as the Liquidation Trustee shall reasonably require for the purpose of performing its duties and exercising its powers hereunder.
     9.4 Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to rules governing the conflict of laws.
     9.5 Jurisdiction. The Court shall have exclusive jurisdiction to implement and enforce the terms and provisions of this Agreement.

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     9.6 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be finally determined by the Court to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
     9.7 Notices. Any notice or other communication hereunder shall be in writing (including by facsimile transmission or bye-mail) and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended (or, in the case of notice by facsimile transmission or e-mail, when received and telephonically or electronically confirmed), addressed as follows (provided, however, that only one notice or other communication hereunder need be sent to holders sharing the same address):
If to the holders of Liquidation Trust Interests, to their names and respective addresses set forth on the register or records maintained by the Liquidation Trustee.
If to the Liquidation Trustee or the Liquidation Trust, to:
Asyst Technologies Liquidation Trust
c/o Scouler & Company, LLC
Attn: Dan Scouler
1800 Century Park East
Suite 600
Los Angeles, CA 90067
Fax: (310) 229-5799
dscouler@scouler.com
with a copy to:
Kaye Scholer LLC
Three First National Plaza
70 West Madison Street
Suite 4100
Chicago, IL 60602
Fax: (312) 583-2360
Attn: Sheldon Solow
SSolow@kayescholer.com
Attn: Harold D. Israel
HIsrael@kayescholer.com
If to the Debtor to:
Asyst Technologies, Inc.
P.O. Box 4118,
Santa Clara, CA 95056
Attn: Aaron Tachibana

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Fax: (408) 329-7465
atachibana@asystinc.us
with a copy to:
Baker & McKenzie, LLP
12544 High Bluff Drive, Third Floor
San Diego, CA 92130
Attn : Ali M.M. Mojdehi
Fax: (858) 259-8290
Ali.M.M.Mojdehi@bakernet.com
If to the Steering Committee, to:
and
and
     9.8 Headings. The section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.
     9.9 Savings Clause. If any clause or provision of this Agreement shall for any reason be held invalid or unenforceable by the Court, such invalidity or unenforceability shall not affect any other clause or provision hereof, but this Agreement shall be construed, insofar as reasonable to effectuate the purpose hereof, as if such invalid or unenforceable provision had never been contained herein.
     9.10 Successors. This Agreement shall bind an inure to the benefit of the parties hereto and their respective successors and assigns.
     9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.
     9.12 Waiver. No failure or delay of any party to exercise any right or remedy pursuant to this Agreement shall affect such right or remedy or constitute a waiver thereof.

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     9.13 Entire Agreement. This Agreement and the Plan constitute the entire agreement by and among the parties and there are no representations, warranties, covenants or obligations with respect to the subject matter hereof except as set forth herein or therein. This Agreement together with the Plan supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to such subject matter. Except as otherwise authorized by the Court or specifically provided in this Agreement or in the Plan, nothing in this Agreement is intended or shall be construed to confer upon or to give any Person other than the parties hereto, the Steering Committee, and the Trust Beneficiaries any rights or remedies under or by reason of this Agreement.
     9.14 Relationship to the Plan. The principal purpose of this Agreement is to aid in the implementation of the Plan, and therefore the Plan is hereby incorporated into this Agreement To that end, the Liquidation Trustee shall have full power and authority to take any action consistent with the purpose and provisions of the Plan, and to seek any orders from the Court in furtherance of implementation of the Plan and this Agreement. If any provisions of this Agreement are found to be inconsistent with the provisions of the Plan, the provisions of the Plan shall control.
     9.15 Effective Date. This Agreement shall become effective as of the Plan Effective Date.
REMAINDER OF PAGE INTENTIONALLY BLANK

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     IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

ASYST TECHNOLOGIES, INC., AS DEBTOR AND DEBTOR IN POSSESSION.
By:
	Name:	Paula C. Lu Priore
	Title:	The Debtor’s Responsible Person

LIQUIDATION TRUSTEE
By:
	Name:	Scouler & Company, LLC
	Title:	Liquidation Trustee

ACKNOWLEDGED AND AGREED TO: STEERING COMMITTEE MEMBERS
By:
Name:

By:
Name:

By:
Name:

Liquidation Trust Agreement

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